Exhibit 99.1



                               PURCHASE AGREEMENT


         PURCHASE AGREEMENT (this "Agreement"), dated as of August 28, 2006, among Ronald S. Lauder ("RSL"), RSL Investments Corp., a Delaware corporation ("RIC"), RSL Investment LLC, a Delaware limited liability company ("RIL"), RAJ Family Partners, L.P, a Georgia limited partnership ("RAJ"), Leonard A. Lauder ("LAL"), LWG Family Partners, L.P., a Georgia limited partnership ("LWG"), and Adele (Guernsey) L.P., a Guernsey limited partnership ("APAX SPV").


                                    RECITALS

         A. RIC and RIL intend prior to the Closing (as defined in Section 1.2) to form CME Holdco, L.P., a Cayman Islands exempted limited partnership (the "Partnership") for purposes of holding shares of common stock, consisting of Class A common stock, par value $0.08 per share ("Class A Shares"), and Class B common stock, par value $0.08 per share ("Class B Shares" and together with the Class A Shares, the "CME Shares"), of Central European Media Enterprises, Ltd., a Bermuda company ("CME").

         B. Prior to the Closing, (i) RIL will contribute 63,729 Class B Shares to the Partnership in exchange for a 1.00000% general partnership interest in the Partnership (the "RIL Interest"); (ii) RIC will contribute 2,821,976 Class B Shares to the Partnership in exchange for a 44.28131% limited partnership interest in the Partnership (which contribution will be made, and which interest may be held, in part through a Cayman Islands limited company) (the "RIC Interest"); (iii) RSL will contribute 2,850,000 Class B Shares to the Partnership in exchange for a 44.72104% limited partnership interest in the Partnership (the "RSL Interest"); (iv) RAJ will contribute 210,461 Class B Shares to the Partnership in exchange for a 3.30247% limited partnership interest in the Partnership (the "RAJ Interest"); (v) LAL will contribute 145,239 Class B Shares to the Partnership in exchange for a 2.27903% limited partnership interest in the Partnership (the "LAL Interest"); and (v) LWG will contribute 221,434 Class B Shares and 60,000 Class A Shares the Partnership in exchange for a 4.41615% limited partnership interest in the Partnership (the "LWG Interest").

         C. APAX SPV desires (i) to purchase from RSL, and RSL desires to sell to APAX SPV, the RSL Interest; and (ii) to purchase from RAJ, LAL and LWG (collectively with RSL, the "Selling Parties"), and each of RAJ, LAL and LWG desires to sell to APAX SPV, 50.0% of the RAJ Interest, 50.0% of the LAL Interest and 50.0% of the LWG Interest (collectively with the RSL Interest, the "Purchased Interests"), respectively, such that upon such purchase and sale APAX SPV will have acquired a 49.71985% limited partnership interest in the Partnership.

         D. The parties desire to (i) maximize the value of their respective interests in the Partnership, (ii) cause the Partnership to acquire Class A Shares of CME at attractive valuations, (iii) jointly pursue other Eastern European opportunities and (iv) jointly exit from the Partnership.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                        PURCHASE OF PARTNERSHIP INTEREST

         1.1 Purchase and Sale. The aggregate purchase price for the Purchased Interests shall be $190,113,960 (the "Aggregate Purchase Price"), corresponding to a price of $60.00 for each CME Share represented by the Purchased Interests. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, APAX SPV shall acquire the Purchased Interest in exchange for the payment of the Aggregate Purchase Price as follows:

         (a) RSL shall sell, convey, transfer, assign and deliver to APAX SPV the RSL Interest, free and clear of all Liens, in exchange for the payment by APAX SPV to RSL of a purchase price of $171,000,000 (the "RSL Purchase Price");

         (b) RAJ shall sell, convey, transfer, assign and deliver to APAX SPV 50.0% of the RAJ Interest, free and clear of all Liens, in exchange for the payment by APAX SPV to RSL of a purchase price of $6,313,800 (the "RAJ Purchase Price");

         (c) LAL shall sell, convey, transfer, assign and deliver to APAX SPV 50% of the LAL Interest, free and clear of all Liens, in exchange for the payment by APAX SPV to RSL of a purchase price of $4,357,140 (the "LAL Purchase Price"); and

         (d) LWG shall sell, convey, transfer, assign and deliver to APAX SPV 50% of the LWG Interest, free and clear of all Liens, in exchange for the payment by APAX SPV to RSL of a purchase price of $8,443,020 (the "LWG Purchase Price").

Upon the consummation of the purchase and sale of the Purchased Interests, (i) APAX SPV will have acquired a 49.71985% limited partnership interest in the Partnership, (ii) RIL will continue to own a 1.00000% general partnership interest in the Partnership, (iii) RIC will continue to own (directly and/or through a Cayman Islands limited company) a 44.28131% limited partnership interest in the Partnership, (iv) RAJ will own a 1.65124% limited partnership interest in the Partnership, (v) LAL will own a 1.13953% limited partnership interest in the Partnership, and (vi) LWG will own a 2.20807% limited partnership interest in the Partnership.

         1.2 Closing. Subject to the satisfaction or waiver of each of the conditions set forth in Article IV, the closing of the purchase and sale of the RSL Interest (the "Closing") shall take place at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, no later than September 7, 2006 (provided that APAX SPV will use its reasonable best efforts to cause the Closing to occur on September 1, 2006), or at such other date and time as the parties may agree to in writing (the "Closing Date"). At the
Closing:

         (a) APAX SPV will deliver to RSL, as agent for the Selling Parties, the Aggregate Purchase Price in immediately available funds payable to an account designated by RSL; and

         (b) each of the parties hereto (other than RSL) will execute the Amended and Restated Limited Partnership Agreement of the Partnership in the form attached hereto as Exhibit A (the "Amended Limited Partnership Agreement").

         1.3 Section 754 Election. Promptly following Closing, RIC will cause the Partnership to make an election pursuant to Section 754 of the Internal Revenue Code in connection with the sale of the Purchased Interests to APAX SPV, which election will apply as of the Closing Date.

                                  ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations and Warranties of APAX SPV. APAX SPV represents and warrants to the RSL Parties and the LAL Parties as follows:

         (a) Organization and Standing. APAX SPV is duly organized, validly existing and in good standing under the laws of Guernsey. APAX SPV has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

         (b) Authorization, Execution and Delivery and Enforceability. The execution and delivery of this Agreement by APAX SPV, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of APAX SPV. This Agreement has been duly executed and delivered by APAX SPV and constitutes a valid and binding obligation of APAX SPV, enforceable against APAX SPV in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar Laws in effect which affect the enforcement of creditor's rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

         (c) Amended Limited Partnership Agreement. APAX SPV has all requisite power and authority to enter into the Amended Limited Partnership Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Amended Limited Partnership Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on the part of APAX SPV. Upon the execution and delivery of the Amended Limited Partnership Agreement by APAX SPV at the Closing, the Amended Limited Partnership Agreement will constitute a valid and binding obligation of APAX SPV, enforceable against APAX SPV in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar Laws in effect which affect the enforcement of creditor's rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

         (d) No Conflicts. Neither the execution and delivery of this Agreement by APAX SPV, nor the consummation of the transactions contemplated hereby, will violate, conflict with or result in a breach, or constitute a default (with or without notice or lapse of time or both) under any provision of the governing documents of APAX SPV, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, or Law applicable to APAX SPV or to its properties or assets.

         (e) Consents and Approvals. To the best of APAX SPV's knowledge, no Consent or Governmental Approval is required on the part of APAX SPV, the Partnership or CME in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         (f) Plan Assets. The investment of the APAX Limited Partner in the Partnership will not cause the assets of the Partnership to be deemed to be "plan assets" within the meaning of the Department of Labor "plan assets" regulation, 29 C.F.R. ss.2510.3-101.

         (g) Brokers, Finders, etc. All negotiations relating to this Agreement and the transactions contemplated by this Agreement have been carried on without the participation of any Person acting on behalf of APAX SPV in such manner as to give rise to any valid claim against RSL, the Partnership or CME for any brokerage or finder's commission, fee or similar compensation.

         2.2 Representations and Warranties of the RSL Parties. RSL, RIL, RIC and RAJ (collectively, the "RSL Parties"), jointly and severally, represent and warrant to APAX SPV and the LAL Parties as follows:

         (a) Organization and Standing. Each of RIC and RIL is duly organized, validly existing and in good standing under the laws of Delaware. RAJ is duly organized, validly existing and in good standing under the laws of Georgia. Each of RIC, RIL and RAJ has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

         (b) Authorization, Execution and Delivery and Enforceability. The execution and delivery of this Agreement by RIC, RIL and RAJ, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate or partnership action on the part of RIC, RIL and RAJ, respectively. This Agreement has been duly executed and delivered by each RSL Party and constitutes a valid and binding obligation of each such RSL Party, enforceable against such RSL Party in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar Laws in effect which affect the enforcement of creditor's rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

         (c) Amended Limited Partnership Agreement. Each of RIC, RIL and RAJ has all requisite power and authority to enter into the Amended Limited Partnership Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Amended Limited Partnership Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on the part of RIC, RIL and RAJ. Upon the execution and delivery of the Amended Limited Partnership Agreement by RIC, RIL and RAJ at the Closing, the Amended Limited Partnership Agreement will constitute a valid and binding obligation of each of RIC, RIL and RAJ, enforceable against each such party in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar Laws in effect which affect the enforcement of creditor's rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

         (d) Status of Partnership. The Partnership is a limited partnership, duly organized, validly existing and in good standing under the Laws of the Cayman Islands, and has all requisite power and authority to carry on its business as now conducted. The Partnership has no debts or other commitments, except for its obligations under the Amended Limited Partnership Agreement and the costs associated with the formation of the Partnership (which costs will be borne pro rata by the partners thereof). RIL is wholly owned by RIC, was formed for the purpose of acting as the general partner of the Partnership, has not conducted any business prior to the date hereof, and has no assets or liabilities other than the Class B Shares to be contributed to the Partnership and the RIL Interest to be received upon such contribution.

         (e) Contributions to Partnership. Prior to the Closing, (i) RIL shall have contributed to the Partnership 63,729 Class B Shares, free and clear of all Liens, (ii) RIC shall have contributed to the Partnership 2,821,976 Class B Shares, free and clear of all Liens (other than Liens securing indebtedness that will be repaid with the proceeds of the sale of the RIC Interest, which Liens will be removed no later than the third business day following the Closing), (iii) RSL shall have contributed to the Partnership 2,850,000 Class B Shares, free and clear of all Liens (other than Liens securing indebtedness that will be repaid with the proceeds of the sale of the RSL Interest, which Liens will be removed no later than the third business day following the Closing), and (iv) RAJ shall have contributed to the Partnership 210,461 Class B Shares, free and clear of all Liens. All such Class B Shares have been duly authorized and validly issued, are fully paid and nonassessable, and, together with the Contributions of LAL and LWG, constitute the sole assets of the Partnership. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, voting trust agreements, proxies, calls or rights to subscribe of any character relating to such Class B Shares, other than restrictions set forth herein, in the Amended and Restated Limited Partnership Agreement, in the bye-laws of CME or arising under applicable Law. None of the RSL Parties has received any notice of any adverse claim to the ownership of any of such Class B Shares, or has knowledge of any facts that would reasonably be likely to give rise to such an adverse claim. Notwithstanding the foregoing,

         (f) The RSL Interest and RAJ Interest. Upon the purchase by APAX SPV of the RSL Interest and the RAJ Interest pursuant to this Agreement, APAX SPV will acquire good, valid and marketable title to a 46.37227% limited partnership interest in the Partnership, free and clear of all Liens (other than any Liens created by APAX SPV).

         (g) No Conflicts. Neither the execution and delivery of this Agreement by the RSL Parties, nor the consummation of the transactions contemplated hereby, will violate, conflict with or result in a breach, or constitute a default (with or without notice or lapse of time or both) under any provision of the articles of incorporation or by-laws of RIC, the limited liability company agreement of RIL, the limited partnership agreement of RAJ, or any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, or Law applicable to any RSL Party or to their respective properties or assets.

         (h) Consents and Approvals. To the best of the RSL Parties' knowledge, no Consent or Governmental Approval is required on the part of the RSL Parties, the Partnership or CME, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         (i) Brokers, Finders, etc. All negotiations relating to this Agreement and the transactions contemplated by this Agreement have been carried on without the participation of any Person acting on behalf of the RSL Parties in such manner as to give rise to any valid claim against APAX SPV, the Partnership or CME for any brokerage or finder's commission, fee or similar compensation.

         2.3 Representations and Warranties of the LAL Parties. LAL and LWG (collectively, the "LAL Parties"), jointly and severally, represent and warrant to APAX SPV and the RSL Parties as follows:

         (a) Organization and Standing. LWG is duly organized, validly existing and in good standing under the laws of Georgia and has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

         (b) Authorization, Execution and Delivery and Enforceability. The execution and delivery of this Agreement by LWG, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the LWG. This Agreement has been duly executed and delivered by each LAL Party and constitutes a valid and binding obligation of the LAL Parties, enforceable against each LAL Party in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar Laws in effect which affect the enforcement of creditor's rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

         (c) Amended Limited Partnership Agreement. LWG has all requisite power and authority to enter into the Amended Limited Partnership Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Amended Limited Partnership Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on the part of LWG. Upon the execution and delivery of the Amended Limited Partnership Agreement by the LAL Parties at the Closing, the Amended Limited Partnership Agreement will constitute a valid and binding obligation of the LAL Parties, enforceable against the LAL Parties in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar Laws in effect which affect the enforcement of creditor's rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

         (d) Contributions to Partnership. Prior to the Closing, (i) LAL shall have contributed to the Partnership 145,239 Class B Shares, free and clear of all Liens, and (ii) LWG shall have contributed to the Partnership 221,434 Class B Shares, free and clear of all Liens and 60,000 Class A Shares, free and clear of all Liens. All such Class B Shares and Class A

     Shares have been duly authorized and validly issued, are fully paid and nonassessable. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, voting trust agreements, proxies, calls or rights to subscribe of any character relating to such Class B Shares or Class A Shares, other than restrictions set forth herein, in the Amended and Restated Limited Partnership Agreement, in the bye-laws of CME or arising under applicable Law. None of the LAL Parties has received any notice of any adverse claim to the ownership of any of such Class B Shares or Class A Shares, or has knowledge of any facts that would reasonably be likely to give rise to such an adverse claim.

         (e) The LAL Interest. Upon the purchase by APAX SPV of the LAL Interest and the LWG Interest pursuant to this Agreement, APAX SPV will acquire good, valid and marketable title to a 3.34758% limited partnership interest in the Partnership, free and clear of all Liens (other than any Liens created by APAX SPV).

         (f) No Conflicts. Neither the execution and delivery of this Agreement by the LAL Parties, nor the consummation of the transactions contemplated hereby, will violate, conflict with or result in a breach, or constitute a default (with or without notice or lapse of time or both) under any provision of the limited partnership agreement of LWG, or any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, or Law applicable to either LAL Party or to their respective properties or assets.

         (g) Consents and Approvals. To the best of the LAL Parties' knowledge, no Consent or Governmental Approval is required on the part of the LAL Parties in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         (h) Brokers, Finders, etc. All negotiations relating to this Agreement and the transactions contemplated by this Agreement have been carried on without the participation of any Person acting on behalf of the LAL Parties in such manner as to give rise to any valid claim against APAX SPV, the Partnership or CME for any brokerage or finder's commission, fee or similar compensation.

                                  ARTICLE III
                                   COVENANTS

         3.1 Interim Covenants. During the period from the date hereof to the Closing, except with the express written consent of APAX SPV, the RSL Parties shall not and shall cause the Partnership not to:

         (a) Transfer, or consent to any Transfer of (or enter into any contract, option or other agreement or understanding with respect to any transfer of), any or all of the Class B Shares held by the Partnership;

         (b) grant any proxy, power-of-attorney or other authorization in or with respect to the Class B Shares held by the Partnership;

         (c) incur or suffer to be incurred any Lien on any of the Class B Shares held by the Partnership;

         (d) take any other action that would in any way restrict, limit or interfere with the performance of the obligations of the RSL Parties pursuant to this Agreement; or

         (e) agree or commit (including by voting any of the Class B Shares held by the Partnership) to do any of the foregoing.

         3.2 Efforts to Consummate Transactions. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts consistent with applicable legal requirements to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to bring about the satisfaction as soon as practicable of all conditions contained in Section IV and to consummate, implement and make effective the transactions contemplated by this Agreement.

         3.3 Appointment of Directors. Promptly following Closing, RIC will use its reasonable best efforts to cause Mr. Christian Stahl and Mr. Frank Ehmer to be appointed to the Board of Directors of CME.

         3.4 Nominations of Directors; Certain Officers. RSL shall not (a) nominate or recommend the nomination of any person to the Board of Directors of CME unless APAX SPV shall have given its prior, written consent to such nomination or recommendation, or (b) vote to dismiss or to elect the Chief Executive Officer or President (if any) of CME without having prior consultations with APAX SPV regarding such matter, provided that this Section
3.4 will not require RSL to refrain from taking any action in his capacity as director of CME if he determines in good faith that the failure to take such action would be inconsistent with his fiduciary duties.

         3.5 Registration of Shares. If so requested by APAX SPV, RSL shall use his reasonable best efforts, consistent with his fiduciary duties, to cause CME to effect as soon thereafter as reasonably practicable the registration under the Securities Act of 1933, as amended (the "Securities Act") of the offer and sale by APAX SPV (or any APAX Permitted Transferee and any underwriter) of Class A Shares (including any Class A Shares to be issued upon the conversion of Class B Shares) held by the APAX SPV (or any APAX Permitted Transferee), or that the APAX SPV (or any APAX Permitted Transferee) then has the right to cause to be distributed to it, on customary terms and in accordance with the intended method or methods of disposition specified by APAX SPV (including, but not limited to, an offering on a delayed or continuous basis pursuant to Rule 415, or any successor rule to similar effect, promulgated under the Securities
Act), and to cause CME to take such other customary actions related to such registration, including, without limitation, listing such shares for trading on any securities exchange or inter-dealer quotation system where Class A Shares are then listed or traded and registering or qualifying such shares under state securities laws. In addition, in connection with any registration by CME of Class A Shares under the Securities Act in a manner which would permit registration of Class A Shares owned by APAX SPV (or any APAX Permitted Transferee), RSL shall use his reasonable best efforts, consistent with his fiduciary duties, to (i) subject to appropriate confidentiality restrictions, give prompt written notice to APAX SPV (or any APAX Permitted Transferee) of CME's intention to do so and (ii) arrange for "piggy back" registration, on customary terms, of any Class A Shares that APAX SPV (or any APAX Permitted Transferee) gives timely notice that it wishes to have registered.

         3.6 Transfer of Interests in RIC. From the date hereof until such time as APAX SPV is no longer a limited partner of the Partnership, RSL shall not Transfer, directly or indirectly, any interest in RIC, and shall cause such interest not to be Transferred, to any Person other than an RSL Permitted Transferee.

         3.7 Liens. RSL and RIC shall cause any Liens created by RSL or RIC on any Class B Shares contributed by RSL and RIC to the Partnership to be removed no later than the third business day following the Closing.

         3.8 Publicity. No press release, public announcement or disclosure to any Person related to this Agreement or the transactions contemplated hereby may be issued or made without the joint approval of RSL and APAX SPV, except for any such disclosure as may be required by Law, in which case RSL and APAX SPV, as the case may be, will use its reasonable best efforts to allow the other sufficient time, consistent with such obligations, to comment upon such disclosure prior to publication. Notwithstanding the foregoing, it is understood and agreed that RSL intends to file an amendment to his Schedule 13D in respect of his interest in CME on the date hereof in the form previously disclosed to APAX SPV, and that all of the parties intend to make appropriate filings on Schedule 13D and under Section 16 of the Exchange Act upon Closing.

         3.9 Certain Consents. Notwithstanding any provision of the Partnership Agreement to the contrary, RIL, as general partner of the Partnership, (a) shall not unreasonably withhold any consent required pursuant to Section 9.2 of the Partnership Agreement, and (b) shall give any prior written consent required pursuant to Section 9.3(e) of the Partnership Agreement to any

Transfer by a Limited Partner, provided that each of the conditions set forth in Sections 9.3(a)-(d) of the Partnership Agreement have been satisfied.

         3.10 Additional Shares. RSL will not acquire any Class A Shares for his own account except (a) pursuant to the grant and exercise of options granted by CME, or (b) in circumstances where the General Partner would be permitted to acquire such shares pursuant to Section 4.6(c) of the Partnership Agreement.

                                  ARTICLE IV
                        CONDITIONS TO THE STOCK PURCHASE

         4.1 Conditions to the Obligations of APAX SPV. The obligation of APAX SPV to consummate the transactions contemplated by this Agreement will be subject to the fulfillment or waiver on or prior to the Closing Date of the following conditions:

         (a) No Injunction, etc. Consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable Law.

         (b) Representations and Warranties. All representations and warranties of the RSL Parties and the LAL Parties contained in this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date.

         (c) Performance of Obligations. The RSL Parties and the LAL Parties shall have performed and complied with all of the obligations and conditions in this Agreement required to be performed or complied with by them on or prior to the Closing Date.

         (d) Contributions to Partnership. (i) RSL shall have contributed 2,850,000 Class B Shares to the Partnership in exchange for the RSL Interest, (ii) RIC shall have contributed 2,821,976 Class B Shares to the Partnership (directly and/or through a Cayman Islands limited company) in exchange for the RIC Interest, (iii) RIL shall have contributed 63,729 Class B Shares to the Partnership in exchange for the RIL Interest, (iv) RAJ shall have contributed 210,461 Class B Shares to the Partnership in exchange for the RAJ Interest, (v) LAL shall have contributed 145,239 Class B Shares to the Partnership in exchange for the LAL Interest, and
     (vi) LWG shall have contributed 221,434 Class B Shares and 60,000 Class A Shares to the Partnership in exchange for the LWG Interest. The Partnership shall own 6,312,839 Class B Shares and 60,000 Class A Shares, free and clear of all Liens (other than Liens securing indebtedness that will be repaid with the proceeds of the sale of the RSL Interest and the RIC Interest, which Liens will be removed no later than the third business day following the Closing).

         4.2 Conditions to the Obligations of the RSL Parties and the LAL Parties. The obligation of the RSL Parties and the LAL Parties to consummate the transactions contemplated by this Agreement will be subject to the fulfillment or waiver on or prior to the Closing Date of the following conditions:

         (a) No Injunction, etc. Consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable Law.

         (b) Representations and Warranties. All representations and warranties of APAX SPV contained in this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date.

         (c) Performance of Obligations. APAX SPV shall have performed and complied with all of the obligations and conditions in this Agreement required to be performed or complied with by it on or prior to the Closing Date.

                                   ARTICLE V
                                  TERMINATION

         5.1 Termination. This Agreement may be terminated at any time prior to the Closing:

         (a) by the mutual written consent of RSL and APAX SPV; or

         (b) by either RSL or APAX SPV if the Closing has not occurred on or before September 30, 2006, provided that the right to terminate this Agreement under this clause (b) will not be available to any party whose failure to fulfill in any material respect any obligation under this Agreement has been the cause of, or resulted in, the failure of such Closing to occur on or before such date.

         5.2 Effect of Termination. In the event that this Agreement is terminated under Section 5.1, all further obligations of the parties under this Agreement, other than pursuant to Section 3.8, Section 5.2 and Article VI, will be terminated without further liability of any party to any other party, provided that such termination will not relieve any party from liability for its breach of this Agreement prior to such termination.

                                  ARTICLE VI
                         DEFINITIONS AND MISCELLANEOUS

         6.1 Definitions. As used in this Agreement, the following capitalized terms have the respective meanings set forth below:

         (a) "APAX Permitted Transferee" means (i) any other investment fund having the same general partner as, or a general partner affiliated with the general partner of either Apax Europe VI-A, L.P. or Apax Europe VI-1,

     L.P. (the "APAX Funds"), (ii) other entities controlled by APAX Partners Worldwide LLP or any of its affiliates acting for any of the APAX Funds (including any nominee entity) or (iii) any financial institution in connection with any loan from such financial institution.

         (b) "Consents" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, certificate, exemption, order, registration, declaration, filing, report or notice of, with or to any Person.

         (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (d) "Governmental Approvals" means any Consent of, made with or obtained from, any Governmental Entity.

         (e) "Governmental Entity" means any nation or government or multinational body, any state, agency, commission, or other political subdivision thereof or any entity (including a court) exercising executive, legislative, judicial or administration functions of or pertaining to government, any stock exchange or self regulatory entity supervising, organizing and supporting any stock exchange

         (f) "Laws" means all laws, statutes, ordinances, rules, regulations, judgments, injunctions, orders and decrees.

         (g) "Lien" means any mortgage, lien, pledge, charge, encumbrance, security interest, other adverse claim, option, assessment, license, buy/sell agreement, preferential arrangement or other restrictions of any kind or nature whatsoever, including any restriction or covenant with respect to, or condition governing, the use, voting, transfer, receipt of income or other exercise of any attributes of, or material benefits associated with, ownership, other than any restriction set forth herein or in the Amended Limited Partnership Agreement or arising under applicable Law.

         (h) "Person" means any individual, corporation, partnership, limited liability company, association or trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         (i) "RSL Permitted Transferee" means any Person that qualifies as a "Permitted Transferee" under Section 3(5) of the bye-laws of CME.

         (j) "Transfer" means a direct or indirect transfer in any form, including a sale, gift, assignment, conveyance, pledge, charge, mortgage, encumbrance, securitization, hypothecation or other disposition, or any purported severance or alienation of any beneficial interest (including the creation of any derivative or synthetic interest), or the act of so doing, as the context requires, other than any pledge or hypothecation of capital stock to a financial institution in connection with any loan from such financial institution.

         6.2 Notices. All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement shall be in writing and shall be deemed validly given upon personal delivery or one day later being sent by overnight courier service or by telecopy (so long as for notices or other communications sent by telecopy, the transmitting telecopy machine records electronic conformation of the due transmission of the notice), at the following address or telecopy number, or at such other address or telecopy number as a party may designate to the other parties:

         (a) if to any RSL Party, to:

             Ronald S. Lauder
             767 Fifth Avenue, Suite 4200
             New York, New York 10153
             Telecopy:  (212) 572-4093

             with a copy to:

             Debevoise & Plimpton LLP
             919 Third Avenue
             New York, New York 10022
             Attn:  Gregory V. Gooding
             Telecopy:  (212) 909-6836

         (b) if to any LAL Party, to:

             Leonard A. Lauder
             767 Fifth Avenue, Suite 4000
             New York, NY 10153
             Telecopy:  (212) 572-6746

         with a copy to:

             Weil, Gotshal & Manges LLP
             767 Fifth Avenue
             New York, NY 10153
             Attn:  Jeffrey J. Weinberg
             Telecopy:  (212) 310-8007

         (c) if to APAX SPV, to:

             Adele (Guernsey) L.P.
             13-15 Victoria Road
             St. Peter Port,
             Guernsey, Channel Islands
             Attn:  Connie Helyar
             Telecopy:  44 1381 716 574

         with a copy to:

             Skadden, Arps, Slate, Meagher & Flom LLP
             Four Times Square
             New York, New York 10036
             Attn:  Howard L. Ellin
             Telecopy:  (917) 777-2438

         6.3 Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by each of the parties hereto.

         6.4 Assignment. Except as permitted herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable or otherwise transferable by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto, provided that any Selling Party may assign its right to receive all or any part of its respective portion of the Aggregate Purchase Price.

         6.5 Applicable Law; Consent to Jurisdiction. This Agreement shall be construed and enforced in accordance with, and be governed by, the internal laws of the State of New York, without giving effect to its conflict of laws, principles or rules to the extent that such principles or rules would require the application of the laws of another jurisdiction, and the parties consent to the exclusive jurisdiction of the federal and state courts located in the City and County of New York, New York, to resolve any dispute relating to this Agreement.

         6.6 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce either of the foregoing waiver, (ii) it understands and has considered the implications of such waiver, (iii) it makes such waiver voluntarily, and (iv) it has been induced to enter into this Agreement by, among other things, the mutual waiver in this Section 6.6.

         6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         6.8 Expenses. Each party will be responsible for its own fees and expenses related to this Agreement and the transactions contemplated hereby, provided that all expenses relating to the formation of the Partnership shall be borne by the Partnership.

         6.9 No Third Party Beneficiaries. Nothing in this Agreement will confer any rights upon any person that is not a party or a successor or permitted assignee of a party to this Agreement.

         6.10 Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements, understandings, statements, representations and warranties, oral or written, express or implied, between the parties and their respective affiliates, representatives and agents in respect of the subject matter of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                      RONALD S. LAUDER


                                      By: /s/ Ronald S. Lauder
                                          -----------------------
                                          Ronald S. Lauder


                                      RSL INVESTMENTS CORP.


                                      By: /s/ Ronald S. Lauder
                                          -----------------------
                                          Ronald S. Lauder


                                      RSL INVESTMENT LLC


                                      By: /s/ Ronald S. Lauder
                                          -----------------------
                                          Ronald S. Lauder


                                      RAJ FAMILY PARTNERS, L.P.


                                      By: /s/ Ronald S. Lauder
                                          -----------------------
                                          Ronald S. Lauder


                                      LEONARD A. LAUDER


                                      By: /s/ Leonard A. Lauder
                                          ------------------------
                                          Leonard A. Lauder


                                      LWG FAMILY PARTNERS, L.P.


                                      By: /s/ Leonard A. Lauder
                                          ------------------------
                                          Leonard A. Lauder

                                      ADELE (GUERNSEY) L.P.

                                      By: ADELE (GUERNSEY) GP LTD, acting in
                                      its capacity as manager of Adele
                                      (Guernsey) L.P.


                                      By: /s/ Sharon Alvarez
                                          --------------------------
                                      Name:  Sharon Alvarez
                                      Title: Director

                     [Exhibit A to the Purchase Agreement]





                                CME HOLDCO L.P.


                         ------------------------------


                              AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT


                         ------------------------------


                            Dated September 1, 2006




===============================================================================


                                             TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----


ARTICLE I             GENERAL PROVISIONS.................................................................1

         1.1       Definition References.................................................................1
         1.2       Specific Definitions..................................................................2
         1.3       Name and Registered Office............................................................8
         1.4       Purposes..............................................................................8
         1.5       Term..................................................................................8
         1.6       Fiscal Year...........................................................................8
         1.7       Powers................................................................................8
         1.8       Admission of Limited Partners.........................................................9
         1.9       Register..............................................................................9
         1.10      Expenses..............................................................................9

ARTICLE II            THE GENERAL PARTNER...............................................................10

         2.1       Management of the Partnership, etc...................................................10
         2.2       Reliance by Third Parties............................................................10
         2.3       Liabilities of the General Partner and Other Covered Persons.........................10
         2.4       Bankruptcy, Dissolution or Withdrawal of the General Partner.........................11

ARTICLE III           THE LIMITED PARTNERS..............................................................11

         3.1       No Participation in Management, etc..................................................11
         3.2       Limitation of Liability..............................................................11
         3.3       VCOC Rights..........................................................................12
         3.4       Plan Assets..........................................................................13
         3.5       Bankruptcy or Dissolution of a Limited Partner.......................................14
         3.6       Provision of Information.............................................................14

ARTICLE IV            GOVERNANCE; TRANSFER, REDEMPTION..................................................14

         4.1       Governance...........................................................................14
         4.2       Election of Directors of CME.........................................................15
         4.3       Transfer of CME Shares...............................................................16
         4.4       Optional Redemption..................................................................17
         4.5       Mandatory Redemption and Distribution................................................18
         4.6       Acquisition of CME Shares; Margin Loans..............................................18
         4.7       Registration of Shares...............................................................19

ARTICLE V             CONTRIBUTIONS.....................................................................20

         5.1       CME Shares...........................................................................20
         5.2       Additional Contributions.............................................................20



                                             TABLE OF CONTENTS
                                                 (cont.)

ARTICLE VI            CAPITAL ACCOUNTS; DISTRIBUTIONS; ALLOCATIONS; WITHHOLDING.........................21

         6.1       Capital Accounts.....................................................................21
         6.2       Adjustments to Capital Accounts......................................................21
         6.3       Distributions Attributable to Ownership or Disposition of Class B Shares.............21
         6.4       Distributions in Kind................................................................21
         6.5       Negative Capital Accounts............................................................22
         6.6       No Withdrawal of Capital.............................................................22
         6.7       Allocations to Capital Accounts......................................................22
         6.8       Tax Allocations and Other Tax Matters................................................23
         6.9       Withholding..........................................................................24
         6.10      Overriding Limitations on Distributions..............................................26

ARTICLE VII           BOOKS AND RECORDS; REPORTS TO PARTNERS; ETC.......................................26

         7.1       Maintenance of Books and Records.....................................................26
         7.2       Information Regarding CME............................................................27
         7.3       Partnership Information..............................................................27
         7.4       Tax Information......................................................................27

ARTICLE VIII          INDEMNIFICATION...................................................................27

         8.1       General..............................................................................27
         8.2       Expenses, etc........................................................................28
         8.3       Notices of Claims, etc...............................................................28

ARTICLE IX            TRANSFERS.........................................................................29

         9.1       Transfers by Partners................................................................29
         9.2       Transfer to a Successor Limited Partnership..........................................29
         9.3       Conditions to Transfer...............................................................29
         9.4       Transfers in Violation of Agreement Not Recognized...................................30
         9.5       Tax Reporting........................................................................30

ARTICLE X             DISSOLUTION AND WINDING UP OF THE PARTNERSHIP.....................................31

         10.1      Dissolution..........................................................................31
         10.2      Winding Up...........................................................................31
         10.3      Notice of Dissolution................................................................33



                                             TABLE OF CONTENTS
                                                 (cont.)

ARTICLE XI            MISCELLANEOUS.....................................................................33

         11.1      Amendments...........................................................................33
         11.2      Notices..............................................................................33
         11.3      Counterparts.........................................................................35
         11.4      Table of Contents and Headings.......................................................35
         11.5      Successors and Assigns...............................................................35
         11.6      Severability.........................................................................35
         11.7      Further Actions......................................................................36
         11.8      Determinations of the Partners.......................................................36
         11.9      Non-Waiver...........................................................................36
         11.10     Applicable Law.......................................................................36
         11.11     Confidentiality......................................................................36
         11.12     Survival of Certain Provisions.......................................................37
         11.13     Waiver of Partition..................................................................37
         11.14     Entire Agreement.....................................................................37
         11.15     No Third-Party Beneficiaries.........................................................38
         11.16     Currency.............................................................................38
         11.17     Compliance with Anti-Money Laundering Requirements...................................38
         11.18     Counsel..............................................................................38
         11.19     Submission to Jurisdiction; Venue; Waiver of Jury Trial..............................38



                                CME HOLDCO L.P.


         This AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT of CME Holdco L.P., a Cayman Islands exempted limited partnership (the "Partnership"), is made and entered into on September 1, 2006, by and between (i) RSL Investment LLC, as general partner (the "General Partner"), (ii) Adele Guernsey L.P., as limited partner ("the APAX Limited Partner"), Mr. Richard Rich (the "Designated Limited Partner"), and (iii) RSL Investments Corporation ("RIC"), RAJ Family Partners, L.P ("RAJ"), Leonard A. Lauder ("LAL"), and LWG Family Partners, L.P. ("LWG"), each as limited partners (collectively, the "Lauder Limited Partners"). Capitalized terms used in this Agreement without definition have the meanings given to them in Section 1.1.


                                   RECITALS:


         A. The Partnership is an exempted limited partnership that was registered pursuant to the Certificate filed with the Registrar of Exempted Limited Partnerships of the Cayman Islands pursuant to the Exempted Limited Partnership Law (2003 Revision) of the Cayman Islands (the "Partnership Law") on August 29, 2006 and that, since its formation, has been governed by a Limited Partnership Agreement of the Partnership dated August 29, 2006 and amended as of August 30, 2006 (the "Original Agreement").

         B. The General Partner and the Limited Partners desire to, and hereby agree to, continue the Partnership.

         C. The General Partner and the Limited Partners desire to, and hereby agree to, amend and restate the Original Agreement, which is replaced and superseded in its entirety by this Agreement.

                                   ARTICLE I
                               GENERAL PROVISIONS

         1.1 Definition References. The following capitalized terms used herein shall have the meanings specified in the Sections hereof indicated below:

        Defined Term                                          Section
        ------------                                          -------

        "APAX Limited Partner"                               Preamble
        "Capital Account"                                       6.1
        "Claims"                                                8.1
        "Damages"                                               8.1

        Defined Term                                          Section
        ------------                                          -------

        "Designated Limited Partner"                         Preamble
        "Fiscal Year"                                           1.6
        "GP Notice"                                           5.3(a)
        "Lauder Limited Partner"                             Preamble
        "LP Notice"                                           5.3(a)
        "Non-Plan Party"                                      3.4(a)
        "Offered Interest"                                    4.4(b)
        "Offered Price"                                       4.4(b)
        "Partnership"                                        Preamble
        "Partnership Law"                                    Preamble
        "Per Share Price"                                     4.4(b)
        "Proceeding"                                            8.1
        "Purchase Offer"                                      4.4(b)
        "Redemption Interest"                                 4.4(a)
        "Stock Merger"                                        4.3(a)
        "Term"                                                  1.5
        "Transferee"                                            9.2
        "Transferor"                                            9.2

         1.2 Specific Definitions. As used herein, the following terms have the meanings set forth below:

                  "Acceptable Margin Loan Terms" shall mean any margin loan (or an economic equivalent) that is non-recourse to the Partners, available at LIBOR plus approximately 650 basis points or less, does not require cash interest payments prior to maturity, matures on or after August 31, 2009, and includes typical knock out provisions and an obligation to service margin calls by selling Class A Shares (including Class B Shares that are converted to Class A Shares) or contributing cash.

                  "Adjustment Date" shall mean the last day of each Fiscal Year or any other date that the General Partner determines to be appropriate for an interim closing of the Partnership's books.

                  "Advisers Act" shall mean the U.S. Investment Advisers Act of 1940, as amended from time to time.

                  "Affiliate" shall mean, with respect to any specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified, provided that CME shall not be deemed to be an "Affiliate" of any Partner or the Partnership.

                  "Agreement" shall mean this Amended and Restated Limited Partnership Agreement, as amended, supplemented, restated or otherwise modified from time to time.

                  "APAX Permitted Transferee" shall mean (i) any other APAX investment fund having the same general partner as, or a general partner affiliated with the general partner of either Apax Europe VI-A, L.P. or Apax Europe VI-1, L.P. (the "APAX Funds"), (ii) other entities controlled by APAX Partners Worldwide LLP or any of its affiliates acting for any of the APAX Funds (including any nominee entity) or (iii) any financial institution in connection with any loan from such financial institution.

                  "Available Assets" shall mean, at any date of determination, the excess of (a) the cash, cash equivalent items and Temporary Investments held by the Partnership less (b) the sum of the amount of such items as the General Partner reasonably determines to be necessary for the payment of the Partnership's expenses, liabilities and other obligations (whether fixed or contingent), and for the establishment of appropriate reserves for such expenses, liabilities and obligations as may arise, including the maintenance of adequate working capital for the continued conduct of the Partnership's investment activities and operations.

                  "Business Day" shall mean any day other than (a) Saturday and Sunday and (b) any other day on which banks located in New York City are required or authorized by law to remain closed.

                  "Cayman Islands" shall mean the Cayman Islands, British West Indies.

                  "Certificate" shall mean the Certificate of Registration of the Partnership as an Exempted Limited Partnership, including the statement of registration filed by the General Partner with the Registrar of Exempted Limited Partnerships in the Cayman Islands, as amended from time to time.

                  "Class A Shares" shall mean the Class A common stock of CME, par value $0.08 per share, and any securities received in respect thereof on account of a Stock Merger.

                  "Class B Shares" shall mean the Class B common stock of CME, par value $0.08 per share, and any securities received in respect thereof on account of a Stock Merger.

                  "Closing" shall mean the date hereof and any date as of which the General Partner shall admit one or more Partners to the Partnership pursuant to this Agreement.

                  "CME" shall mean Central European Media Enterprises Ltd., a Bermuda company.

                  "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended.

                  "Contribution" shall mean, with respect to any Partner, the capital contributed or in kind contribution made, or deemed to be made, to the Partnership by such Partner pursuant to this Agreement, plus any additional contributions required to be made pursuant to
         Section 5.2.

                  "Covered Person" shall mean the General Partner and its Affiliates; each of the current and former shareholders, officers, directors, employees, partners, members, managers and agents of such persons; and any other Person designated by the General Partner as a Covered Person who serves at the request of the General Partner on behalf of the Partnership as an officer, director, employee, partner, member or agent of any other Person that is an Affiliate of the General Partner or the Partnership.

                  "Disability" shall mean the inability of RSL to substantially render to the Partnership or CME the services required by the Partnership or CME, including in accordance with the terms of this Agreement, for a period of 180 consecutive days. The date of such Disability shall be on the last day of such 180 day period.

                  "Disabling Conduct" shall mean fraud, willful malfeasance or Gross Negligence by or of such Person (or, solely in respect of claims by the APAX Limited Partner or its Permitted Transferees, a breach by the General Partner of its obligations under Article IV).

                  "Distributable Cash" shall mean cash received by the Partnership from the sale or other disposition of, or dividends, interest, redemption proceeds, net proceeds of any debt financing incurred for the purpose of making a distribution to Partners, or other income otherwise received by the Partnership, other than Contributions, to the extent that such cash constitutes Available Assets.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Exemption" shall mean the exemption granted pursuant to
         Section 4(4) of the Mutual Funds Law, pursuant to which, so long as there are fifteen or fewer holders of limited partnership interests in the Partnership and a majority in number of those holders may appoint or remove the General Partner, the Partnership shall not be required to register with the Authority as a mutual fund under the Mutual Funds Law.

                  "General Partner" shall mean RSL Investment LLC, a Delaware limited liability company, in its capacity as the general partner of the Partnership, or any additional or successor general partner admitted to the Partnership as a general partner thereof in accordance with the terms hereof, in its capacity as a general partner of the Partnership, in every case as the context requires.

                  "Gross Negligence" shall mean "gross negligence" as interpreted in accordance with the laws of the State of Delaware (notwithstanding the provisions of Section 12.9 of this Agreement).

                  "Investment Company Act" shall mean the U.S. Investment Company Act of 1940, as amended from time to time, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                  "Limited Partner" shall mean the APAX Limited Partner, the Lauder Limited Partners, and any successor or additional limited partner(s) admitted to the Partnership from time to time as limited partners in accordance with the terms hereof, in its or their capacity as a limited partner of the Partnership, and shall exclude any Person that ceases to be a Partner in accordance with the terms hereof.

                  "Marketable Securities" shall mean Securities that (a) are tradable on an established U.S. national or Western European stock exchange or reported through NASDAQ or a comparable established Western European over-the-counter trading system, and, in each case, that the General Partner believes will be tradable at a price approximating their Value promptly after receipt thereof by the Limited Partners, and (b) are not subject to contractual restrictions on Transfer, provided that the term "Marketable Securities shall not include any Class A Shares or Class B Shares.

                  "Mutual Funds Law" shall mean the Mutual Funds Law of the Cayman Islands (as amended).

                  "NASDAQ" shall mean the automated screen-based quotation system operated by the Nasdaq Stock Market, Inc., a subsidiary of the National Association of Securities Dealers, Inc., or any successor thereto.

                  "Other Securities" shall mean any Securities other than Class A Shares or Class B Shares.

                  "Partners" shall mean the General Partner and the Limited Partner.

                  "Partnership Expenses" shall mean the costs, expenses and liabilities that in the good faith judgment of the General Partner are incurred by or arise out of the operation and activities of the Partnership permitted by this Agreement, including: (a) the fees and expenses relating to the formation and organization of the Partnership, including all legal, audit and accounting fees and expenses; (b) premiums for customary insurance protecting the Partnership and any Covered Persons from liabilities to third Persons in connection with Partnership affairs; (c) legal, custodial and accounting expenses, including expenses associated with the preparation of the Partnership's financial statements, tax returns and reports; (d) auditing, accounting, banking and consulting expenses;
         (e) appraisal expenses; (f) costs and expenses that are classified as extraordinary expenses under U.S. generally accepted accounting principles; (g) taxes and other governmental charges, fees and duties payable by the Partnership, other than taxes withheld from distributions to a Partner or otherwise paid by a Partner pursuant to
         Section 6.9; (h) all registration and filing fees of the Partnership;
         (i) Damages; (j) costs of reporting to the Partners; (k) fees and expenses of winding up and liquidating the Partnership; and (l) expenses incurred in managing the investments of the Partnership.

                  "Period" shall mean, for the first Period, the period commencing on the date hereof and ending on the next Adjustment Date, and, for each subsequent Period, shall mean the period commencing on the day after an Adjustment Date and ending on the next Adjustment Date.

                  "Person" shall mean any individual or entity, including a corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated association, government or governmental agency or authority.

                  "Prime Rate" shall mean the rate of interest published from time to time in The Wall Street Journal, Eastern Edition (or any successor publication thereto), designated therein as the prime rate, or if not so published, the rate of interest publicly announced from time to time by any money center bank as its prime rate in effect at its principal office, as identified in writing by the General Partner to the Limited Partners.

                  "pro rata," with respect to the Partners, shall be determined in accordance with the respective partnership interests of the Partners.

                  "Purchase Agreement" shall mean the Purchase Agreement dated as of August 28, 2006, among RSL, the General Partner and the Limited Partners.

                  "RSL" shall mean Ronald S. Lauder.

                  "RSL Permitted Transferee" shall mean any Person that qualifies as a "Permitted Transferee" under Section 3(5) of the bye-laws of CME.

                  "Securities" shall mean shares of capital stock, partnership interests, limited liability company interests, warrants, options, bonds, notes, debentures and other equity and debt securities of whatever kind of any Person, whether readily marketable or not.

                  "Securities Act" shall mean the U.S. Securities Act of 1933, as amended from time to time, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

                  "Transfer" shall mean a direct or indirect transfer in any form, including a sale, assignment, conveyance, pledge, charge, mortgage, encumbrance, securitization, hypothecation or other disposition, or any purported severance or alienation of any beneficial interest (including the creation of any derivative or synthetic interest), or the act of so doing, as the context requires, other than any pledge or hypothecation of capital stock to a financial institution in connection with any loan from such financial institution.

                  "Treasury Regulations" shall mean the regulations of the U.S. Treasury Department issued pursuant to the Code.

                  "Value" shall mean (a) with respect to Marketable Securities
         (i) that are primarily traded on a securities exchange, the average of their closing sale prices, regular way, on the principal securities exchange on which they are traded for each Business Day (as officially reported on such principal securities exchange) during the period commencing twelve days prior to the date of the relevant distribution and ending two days prior to the date of such distribution or, if no sales occurred on any such day, the mean between the closing "bid" and "asked prices" on such day and (ii) the principal market for which is or is deemed to be the over-the-counter market, the average of their closing sales prices, regular way, on each Business Day during such period, as published by NASDAQ or any similar organization, or if such price is not so published on any such day, the mean between their closing "bid" and "asked" prices, regular way, if available, on such day, which prices may be obtained from any reputable pricing service, broker or dealer and (b) with respect to all other Securities or other assets of or interests in the Partnership, other than cash, the value determined by the General Partner and agreed to by the APAX Limited Partner in good faith through the application of valuation methodologies adopted by the General Partner, provided that, for purposes of clauses (B), (C) and (D) of Section 3.4(b), and for purposes of the dissolution of the Partnership pursuant to Article X with respect to the Securities and other assets described in clause
         (b) above that are distributed in kind, the General Partner shall obtain (at the Partnership's expense) a valuation of such assets from an independent recognized investment banking, accounting or other appraisal firm selected by the General Partner.

         1.3 Name and Registered Office.

         (a) Name. The name of the Partnership formed hereby is "CME Holdco
L.P."

         (b) Registered Office. The registered office of the Partnership in the Cayman Islands is c/o Walkers SPV Limited, Walker House, PO Box 908 GT, Mary Street, George Town, Grand Cayman, Cayman Islands, British West Indies and the registered agent for service of process on the Partnership at such address is Walkers SPV. The Partnership may designate another registered agent and/or registered office located in the Cayman Islands at any time, and may maintain such other office or offices at such location or locations within or without the Cayman Islands as the General Partner may from time to time select.

         1.4 Purposes. The purposes of the Partnership are solely to acquire, hold and dispose of common equity securities of CME and to engage in such other activities or actions related to or to facilitate the foregoing. The Partnership shall not undertake business with the public in the Cayman Islands (other than so far as may be necessary to carry on the activities of the Partnership exterior to the Cayman Islands).

         1.5 Term. The term of the Partnership commenced on August [_], 2006 and shall continue until the close of business on August 31, 2016,unless the Partnership is sooner dissolved pursuant to the filing of a Notice of Dissolution in accordance with Section 10.3 hereof (the "Term").

         1.6 Fiscal Year. The fiscal year of the Partnership shall end on the 31st day of December in each year (the "Fiscal Year"). The initial Fiscal Year commenced on August [_] and shall end December 31, 2006. Except as otherwise required by law, the Partnership shall have the same Fiscal Year for income tax and for financial and partnership accounting purposes.

         1.7 Powers.

         (a) Subject to the other provisions of this Agreement, the Partnership shall be and hereby is authorized and empowered to do or cause to be done any and all acts determined by the General Partner to be necessary, advisable, convenient or incidental in furtherance of the purposes of the Partnership, including to borrow money, issue guarantees, and grant security interests, including entering into any pledge, instrument or other agreement as may be necessary or appropriate to effect the foregoing, without any further act, approval or vote of any Person, including the Limited Partners. The powers of the General Partner include all powers, statutory and otherwise, that may be possessed by a general partner under the laws of the Cayman Islands.

         (b) For so long as no general partner of the Partnership is an individual, the Designated Limited Partner, in its capacity as a Limited Partner, shall be entitled to manage and control the Partnership in its business affairs, provided that (i) the Designated Limited Partner shall in all cases only be entitled to execute such management and control together with, and with the written consent of, the General Partner, and (ii) the Designated Limited Partner shall in no event have any power or authority to act on behalf of the Partnership or to bind the Partnership vis-a-vis third parties. Notwithstanding the foregoing, all power or authority to act on behalf of the Partnership or to bind the Partnership vis-a-vis third parties shall be entirely vested with the General Partner, and nothing in this Section 1.7(b) shall be construed to limit in any way the authority of the General Partner to act alone in taking any action or making any decision on behalf of the Partnership or to require the participation, approval or consent of the Designated Limited Partner with respect to any such decision.

         1.8 Admission of Limited Partners. A Limited Partner shall be admitted as a limited partner of the Partnership at the time that (a) this Agreement or a counterpart hereof is executed by or on behalf of such Limited Partner and by the General Partner on behalf of the Partnership and (b) such Limited Partner is listed by the General Partner as a limited partner of the Partnership on the Register. Additional Persons shall be admitted as limited partners of the Partnership as provided in Article IX.

         1.9 Register. The General Partner shall cause to be maintained at the registered office of the Partnership, the register of Partners (the "Register"). The Register shall not be part of this Agreement. The General Partner shall from time to time update the Register as necessary to accurately reflect the information therein. Any reference in this Agreement to the Register shall be deemed a reference to the Register as in effect from time to time. Subject to the terms of this Agreement, the General Partner may take any action authorized hereunder in respect of the Register without any need to obtain the consent of any other Partner. No action of any Limited Partner shall be required to amend or update the Register.

         1.10 Expenses. All Partnership Expenses shall be paid by the Partnership. To the extent that the General Partner or any of its respective Affiliates pays any Partnership Expenses on behalf of the Partnership, the Partnership shall reimburse the General Partner or such Affiliate, as the case may be, upon request, provided that the Partnership shall not reimburse the General Partner or such Affiliate, as the case may be, for amounts in excess of the amounts required to be contributed under Section 5.2 without the consent of the APAX Limited Partner.

                                  ARTICLE II
                              THE GENERAL PARTNER

         2.1 Management of the Partnership, etc. Subject to the other provisions of this Agreement, the management, control and operation of and the determination of policy with respect to the Partnership and its investment and other activities shall be vested exclusively in the General Partner (acting directly or through its duly appointed agents, provided that the appointment of any agent with discretionary authority shall require the consent of the APAX Limited Partner), which is hereby authorized and empowered on behalf and in the name of the Partnership and in its own name, if necessary or appropriate, but subject to the other provisions of this Agreement and to its fiduciary duties, to carry out any and all of the purposes of the Partnership and to perform all acts and enter into and perform all contracts and other undertakings that it may deem necessary, advisable, convenient or incidental thereto.

         2.2 Reliance by Third Parties. In dealing with the General Partner and its duly appointed agents, no Person shall be required to inquire as to the General Partner's or any such agent's authority to bind the Partnership.

         2.3 Liabilities of the General Partner and Other Covered Persons.

         (a) General. No Covered Person shall be liable to the Partnership or any Partner, and each Partner does hereby release such Covered Person for any act or omission, including any mistake of fact or error in judgment, taken, suffered or made by such Covered Person in good faith and in the belief that such act or omission is in or is not contrary to the best interests of the Partnership and is within the scope of authority granted to such Covered Person by this Agreement, provided that such act or omission does not constitute Disabling Conduct by the Covered Person. No Partner shall be liable to the Partnership or any Partner for any action taken by any other Partner. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at law or in equity and to the extent permitted by law, are agreed by the Partners to replace such other duties and liabilities of such Covered Person.

         (b) Reliance. A Covered Person shall incur no liability in acting in good faith upon any signature or writing believed by such Covered Person to be genuine, may rely in good faith on a certificate signed by an executive officer of any Person in order to ascertain any fact with respect to such Person or within such Person's knowledge, and may rely in good faith on an opinion of counsel selected by such Covered Person with respect to legal matters. Each

Covered Person may act directly or through such Covered Person's agents or attorneys. Each Covered Person may consult with counsel, appraisers, accountants and other skilled Persons selected by such Covered Person and shall not be liable for anything done, suffered or omitted in good faith in reliance upon the advice of any of such Persons, except to the extent that such selection or reliance constituted Disabling Conduct by the Covered Person. No Covered Person shall be liable to the Partnership or any Partner for any error of judgment made in good faith by an officer or employee of such Covered Person, provided that such error does not constitute Disabling Conduct of such Covered Person.

         2.4 Bankruptcy, Dissolution or Withdrawal of the General Partner. In the event of the bankruptcy or dissolution and commencement of winding-up of the General Partner or the occurrence of any other event that causes the General Partner to cease to be a general partner of the Partnership under the Partnership Law, the Partnership shall be dissolved and wound up as provided in
Article X. The General Partner shall take no action to accomplish its voluntary dissolution. The General Partner shall not withdraw as general partner of the Partnership prior to the dissolution of the Partnership except pursuant to
Section 9.1.

                                  ARTICLE III
                              THE LIMITED PARTNERS

         3.1 No Participation in Management, etc. The Limited Partners shall not take part in the management, control or conduct of the Partnership's investment or other activities, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Except as expressly provided herein, the Limited Partners shall not be obligated to refer investments to the Partnership and this Agreement shall not restrict any investments that the Limited Partners may make or, subject to compliance with its confidentiality obligations, other activities that a Limited Partners may undertake. The exercise by the Limited Partners of any right conferred herein shall not be construed to constitute participation by the Limited Partners in the control or conduct of the investment or other activities of the Partnership so as to make such Limited Partners liable as a general partner for the debts and obligations of the Partnership for the purposes of the Partnership Law or otherwise. For the avoidance of doubt, to the fullest extent permitted by applicable law, this Agreement shall not create any fiduciary duty on the part of the Limited Partners to the Partnership or any other Partner. This Section 3.1 shall not be deemed to limit the rights of the APAX Limited Partner or the Designated Limited Partner that are expressly provided herein.

         3.2 Limitation of Liability. The liability of the Limited Partners shall be limited to their respective Contributions, and the Limited Partners shall not be personally liable for any part of the debts or other obligations of the Partnership or the General Partner, or be obligated to make contributions to the Partnership in excess of its Contribution.

         3.3 VCOC Rights.

         (a) The APAX Limited Partner (and the other Limited Partners in the case of clauses (iii)-(v)) shall be entitled to the following rights with respect to the Partnership:

         (i) The APAX Limited Partner shall be permitted to consult with the General Partner on significant business issues, including the General Partner's proposed annual operating plans, and the General Partner will make itself available to meet with the APAX Limited Partner regularly during each year at mutually agreeable times for such consultation and to review progress in achieving said plans.

         (ii) In the event of any material development to or affecting the Partnership, the General Partner shall notify the APAX Limited Partner and provide the APAX Limited Partner with the opportunity, on reasonable prior written notice, to consult with the General Partner of its views with respect thereto.

         (iii) Each Limited Partner may examine the books and records of the Partnership and visit and inspect its facilities and may reasonably request information at reasonable times and intervals concerning the general status of the Partnership's financial conditions and operations.

         (iv) On reasonable prior written notice, each Limited Partner may discuss the business operations, properties and financial and other conditions of the Partnership with the General Partner and with the Partnership's independent accountants and advisors.

         (v) Each Limited Partner shall be entitled to request that the Partnership provide, when available, copies of (i) all financial statements, forecasts and projections provided to or approved by the General Partner; (ii) all consolidated balance sheets and consolidated statements of income and cash flows; (iii) all notices, minutes, proxy materials, consents and correspondence and other material that it provides to Limited Partners; (iv) any letter issued to the Partnership by its accountants with respect to the Partnership's internal controls; (v) any documents filed by the Partnership with the United States Securities and Exchange Commission or any other governmental entity; and (vi) such other business and financial data as such Limited Partner reasonably may request in writing from time to time.

         (b) Each Limited Partners agrees that it will not disclose to any third party any information provided to it by the Partnership which is not generally available to the public or which is specifically designated by the

Partnership as confidential, except with the prior express approval of the General Partner or as may otherwise be required by applicable law.

         (c) The aforementioned rights are intended to satisfy the requirement of management rights for purposes of qualifying the APAX Limited Partner's investments in the Partnership as "venture capital investments" for purposes of the Department of Labor "plan assets" regulation, 29 C.F.R. ss.2510.3-101. In the event the aforementioned rights are not satisfactory for such purpose, the General Partner and the APAX Limited Partner shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights that satisfy such regulations.

         (d) The rights described in this Section 3.3 shall terminate and be of no further force or effect the date upon which the APAX Limited Partner, together with its affiliates, ceases to maintain any equity investment in the Partnership.

         (e) The rights described herein shall not be assignable without the written consent of the General Partner; provided, however, that the APAX Limited Partner may assign its rights hereunder to any APAX Permitted Transferee that assumes the obligations of the APAX Limited Partner pursuant hereto.

         (f) The rights granted to the APAX Limited Partner hereunder are not in substitution for, and shall not be deemed to be in limitation of, any rights otherwise available to it by law or pursuant to any other agreement with the Partnership.

         3.4 Plan Assets.

         (a) The Contribution of the APAX Limited Partner shall not cause the assets of the Partnership to be deemed "plan assets" within the meaning of 29 C.F.R. 2510.3-101.

         (b) The APAX Limited Partner shall promptly advise the General Partner of any event or condition that is reasonably likely to cause the assets of the APAX Limited Partner to constitute "plan assets" within the meaning of 29 C.F.R. 2510.3-101.

         (c) Subject to Section 3.2 hereof, the APAX Limited Partner shall indemnify, reimburse, defend and hold harmless the General Partner and its affiliates and each of their respective successors, assigns, officers, directors, employees, agents, advisers and representatives from and against any liability suffered or incurred by any such indemnified party to the extent arising from or related to the assets of the Partnership being deemed "plan assets" within the meaning of 29 C.F.R. 2510.3-101 as a result of the assets of the APAX Limited Partner to be deemed "plan assets" within the meaning of 29 C.F.R. 2510.3-101.

         3.5 Bankruptcy or Dissolution of a Limited Partner. The bankruptcy or dissolution of a Limited Partner shall not in and of itself dissolve or terminate the Partnership. A Limited Partner shall not withdraw from the Partnership prior to the dissolution of the Partnership except pursuant to
Section 9.1.

         3.6 Provision of Information. Each Partner shall provide any information reasonably requested by any other Partner in connection with compliance with anti-money laundering, tax and other applicable laws and regulations.

         3.7 Power to Appoint and Remove the General Partner. Notwithstanding any other provisions of this Agreement, for so long as the Partnership is relying on the Exemption, the Limited Partners shall have the right to receive notice of, attend and vote as a Limited Partner at any meeting of the Partnership solely for the purposes of the appointment or removal of the General Partner. Immediately following the Partnership ceasing to rely on the Exemption and the Partnership registering as a mutual fund under the Mutual Funds Law, the right of the Limited Partners to receive notice of, attend and vote at any meeting of the Partnership for the purposes of the appointment or removal of General Partner shall terminate immediately. For the avoidance of doubt, the effective date of the Exemption ceasing to apply to the Partnership, the Partnership being registered as a mutual fund under the Mutual Funds Law and the termination of the rights of Limited Partners to receive notice of, attend and vote at a meeting for the purposes of the appointment or removal of the General Partner shall be the date shown on a Partnership's "Certificate of Registration of a Mutual Fund" issued by the Authority.

                                  ARTICLE IV
                        GOVERNANCE; TRANSFER, REDEMPTION

         4.1 Governance.

         (a) General. Except as specifically provided in this Agreement, each decision required to be made by the Partnership (including in respect of the voting of any of the shares of Class B Shares held by the Partnership) shall be made exclusively by the General Partner, provided that the General Partner shall consult with the APAX Limited Partner in advance with respect to the voting of the Class B Shares at any CME shareholders' meeting.

         (b) Actions Requiring APAX Limited Partner Consent. The General Partner shall not cause the Partnership to take any of the following actions without the prior written consent of the APAX Limited Partner:

         (i) capital increases or reductions;

         (ii) change of the Partnership's purpose;

         (iii) cause the conversion of any Class B Shares held by the Partnership into Class A Shares other than in connection with a distribution pursuant to Section 4.4, Section 4.5 or Section 10.2;

         (iv) appointment of any officers, employees, representatives, agents having discretionary authority, or new advisors of the Partnership;

         (v) acquire any assets, securities or other property;

         (vi) make any distributions, other than as specifically contemplated by this Agreement;

         (vii) appoint or change the auditors of the Partnership;

         (viii) admit any new partner into the Partnership except pursuant to Transfers permitted hereunder, or issue or grant any equity in the Partnership to any Person other than the Partners;

         (ix) incur any indebtedness, borrow money, issue guarantees, or grant security interests;

         (x) grant any loans to any third party; or

         (xi) enter into any material contract with RSL or any Affiliate of RSL.

         4.2 Election of Directors of CME.

         (a) The General Partner shall cause the Class B Shares held by the Partnership (and any other shares of the capital stock of CME acquired by the Partnership after the date hereof) to be voted at each regular or special meeting of the shareholders of CME called for the purpose of filling positions on the Board of Directors of CME, or by written consent executed in lieu of such a meeting of shareholders, in favor of the election to the Board of Directors of CME of two persons designated by the APAX Limited Partner, and shall take all such other actions reasonably within its power as a shareholder of CME to cause such persons to be elected to the Board of Directors of CME.

         (b) The General Partner shall not, without the prior written consent of the APAX Limited Partner, vote the Class B Shares held by the Partnership in favor of the election to the Board of Directors of CME, or nominate or recommend the nomination of any person to the Board of Directors of CME, or take (or fail to take) any other action at any regular or special meeting of the shareholders of CME that would result in the election of, any persons other than:

         (i) RSL;

         (ii) one other person designated by RSL;

         (iii) the CEO of CME as of the date of this Agreement (or any replacement CEO to whom the APAX Limited Partner has consented);

         (iv) the two persons designated by the APAX Limited Partner pursuant to Section 4.2(a); and

         (v) the independent directors nominated by the Corporate
     Governance/Nominating Committee of the CME Board of Directors (provided that any such nominee who is not currently a member of the CME Board of Directors shall be reasonably acceptable to the APAX Limited Partner).

         4.3 Transfer of CME Shares.

         (a) The General Partner shall not, and shall cause the Partnership not to, Transfer any Class A Shares or Class B Shares without the prior written consent of the APAX Limited Partner. Notwithstanding the foregoing, the General Partner may cause the Partnership to vote the shares of CME held by the Partnership in favor of a merger of CME with another Person, provided that the consideration to be received by the shareholders of CME pursuant to any such merger shall consist of (i) equity securities traded on a recognized U.S. national securities exchange, the London Stock Exchange or the Frankfurt Stock Exchange, or reported through NASDAQ, so long as immediately following such merger Persons who were shareholders of CME immediately prior to such merger hold at least 20% of the capital stock of the entity resulting from such merger (a "Stock Merger"), or (ii) cash for all of the shares outstanding that would result in the APAX Limited Partner receiving a return on its investment in the Partnership of at least 2.0x. This Section 4.3(a) will expire on August 31, 2009.

         (b) Following the expiration of Section 4.3(a), the General Partner may Transfer any Class A Shares or Class B Shares held by the Partnership provided that the General Partner shall give the APAX Limited Partner written notice of its intent to Transfer any such shares 30 days prior to effecting such Transfer; provided, further, that during such 30 day period, the APAX Limited Partner may exercise its rights under Section 4.4 or Section 4.5 and the exercise of such rights shall supersede any purported Transfer by the General Partner.

         (c) Any Transfer by the General Partner of any Class B Shares or Class A Shares (including Class A Shares issuable upon conversion of Class B Shares) shall be made pro rata out of (or in respect of) the specific lot or lots of Class B Shares and Class A Shares contributed or deemed to be contributed by each Partner.

         4.4 Optional Redemption.

         (a) Redemption Notice. From and after August 31, 2009, a Limited Partner may provide written notice to the General Partner (a "Redemption Notice") stating that it wishes to have the Partnership redeem all or a portion of its interests in the Partnership in exchange for a distribution to such Limited Partner of a pro rata portion of the Class A Shares and Class B Shares owned by the Partnership. The Redemption Notice shall state the portion (which may be all) of the interest in the Partnership that the Limited Partner wishes to have redeemed (the "Redemption Interest").

         (b) Right of First Offer. The General Partner shall have 30 days following its receipt of a Redemption Notice to make an offer (a "Purchase Offer") to purchase and hold as a Limited Partner, or to cause an RSL Permitted Transferee to purchase, all or any portion of the Redemption Interest. The Purchase Offer shall set forth the portion (which may be all) of the Redemption Interest the General Partner proposes to purchase or cause to be purchased (the "Offered Interest"), the aggregate price proposed to be paid for the Offered Interest (the "Offer Price"), and the price per Class B Share (and, if applicable, Class A Share) corresponding to the Offer Price (the "Per Share Price"). The Limited Partner shall have 20 days following its receipt of a Purchase Offer to notify the General Partner (an "Offer Response") whether or not the Limited Partner wishes to accept the Purchase Offer. If the Limited Partner accepts the Purchase Offer, then it shall sell, and the General Partner shall purchase, the Offered Interest at the Offer Price at a closing to be held no later than the 30th day following the receipt by the General Partner of the Offer Response (such day, the "Expiration Date").

         (c) Right to Cause Redemption. If the General Partner does not make a Purchase Offer, then, subject to Section 4.4(d), the General Partner shall cause the Partnership to redeem the Redemption Interest in exchange for a distribution to the Limited Partner of a pro rata portion of the Class A Shares and Class B Shares owned by the Partnership as promptly as practicable following the Expiration Date. If the Limited Partner rejects a Purchase Offer made by the General Partner, then the General Partner shall promptly cause the Partnership to redeem the Redemption Interest in exchange for a distribution to the Limited Partner of a pro rata portion of the Class A Shares and Class B Shares owned by the Partnership only (i) in connection with the contemporaneous sale by the Limited Partner to an unaffiliated third party of a number of Class A Shares (including Class A Shares issueable upon conversion of Class B Shares) corresponding to all or a portion of the Redemption Interest at a price greater than the Per Share Price, (ii) in connection with the contemporaneous sale by the Limited Partner to an unaffiliated third party of a number of Class A Shares (including Class A Shares issueable upon conversion of Class B Shares) corresponding to all or a portion of the Redemption Interest at a price equal to or less than the Per Share Price, provided that the Limited Partner shall have first given the General Partner 30 days' written notice and the opportunity during such period to purchase the Redemption Interest (or the portion thereof corresponding to the contemplated sale of Class A Shares) at a price that corresponds to the price proposed to be paid by such unaffiliated third party for such Class A Shares, (iii) at the written request of the Limited Partner made at least two years after the date of the Expiration Date, or (iv) at the written request of the Limited Partner following a notice given by the General Partner pursuant to Section 4.3(b), it being understood that (x) the Partnership will not redeem the Redemption Interest pursuant to this
Section 4.4 until the first to occur of the events described in the foregoing clauses (i) - (iv), and (y) any such redemption shall be subject to Section 4.4(d).

         (d) Limitation on Redemptions and Distributions. The redemption of the Redemption Interest (or any redemption pursuant to Section 4.5), and the distribution of Class A Shares and/or Class B Shares to the Limited Partner, shall be subject to the Limited Partner having assumed (and the Partnership having been released from any obligation with respect to) a pro rata portion of any indebtedness of the Partnership incurred in accordance with Section 4.1(b) or 4.7 hereof. Notwithstanding anything herein to the contrary, the General Partner shall not distribute any Class B Shares to the APAX Limited Partner (or to any APAX Permitted Transferee) or to any other Limited Partner that is not an RSL Permitted Transferee, and any Class B Shares that the APAX Limited Partner (or an APAX Permitted Transferee or such an other Limited Partner) would otherwise be entitled to receive shall be converted into Class A Shares prior to such distribution. The Partnership shall have no obligation to redeem the partnership interest of any Limited Partner under Section 4.4 or Section
4.5 if and to the extent that such redemption would (i) result in a majority of the outstanding interests in the Partnership to be owned by persons who are not RSL Permitted Transferees, or (ii) otherwise cause the Partnership to cease to be a "Permitted Transferee" under the bye-laws of CME.

         4.5 Mandatory Redemption and Distribution. Subject to Section 4.4(d), a Limited Partner shall have the right to cause the Partnership to redeem the limited partnership interest of such Limited Partner in exchange for a distribution to such Limited Partner of a pro rata portion of the Class A Shares and Class B Shares held by the Partnership (i) in the event of any material breach by the General Partner of this Agreement or by RSL or the General Partner of the Purchase Agreement that is not cured or is incapable of being cured within 45 days after a notice of breach is delivered by such Limited Partner to the General Partner, or (ii) upon the death or Disability of RSL.

         4.6 Acquisition of CME Shares; Margin Loans.

         (a) The General Partner may cause the Partnership to acquire Class A Shares from time to time, whether through open market purchases, privately negotiated acquisitions, or otherwise. The Parties acknowledge their intention that (i) such acquisitions will be financed solely by margin loans that are non-recourse to the Partners, have a term of at least three years, and do not require interest to be paid in cash prior to maturity, (ii) any such margin loans will include provisions for margin calls and the sale of CME Class A Shares or Class B Shares to satisfy such calls, and (iii) any such acquisition of Class A Shares be made in such a manner as to avoid giving rise to any liability to the Partnership, any Partner or any Affiliate of any Partner under
Section 16(b) of the Exchange Act, and in compliance with applicable securities law restrictions and CME's insider trading policy.

         (b) Unless the Partners have agreed otherwise, and provided that such debt is available on Acceptable Margin Loan Terms, the General Partner shall use its commercially reasonable efforts to cause the Partnership to incur margin debt of up to 50% of the value of the Class A Shares and Class B Shares held by the Partnership, the proceeds of such debt to be used for the purpose of acquiring additional Class A Shares (subject to Section 4.7(a)) and, if and to the extent that such proceeds have not been so used by December 31, 2006, to be distributed to the Partners pro rata.

         (c) No Partner shall acquire any Class A Shares for its own account, provided that (i) if the Partnership has been given the opportunity to acquire such shares and either the General Partner or the APAX Partner has not consented to such acquisition, then (x) in the event that the General Partner has disapproved such acquisition, the APAX Partner may acquire such shares for its own account, and (b) in the event the APAX Partner has not consented to such acquisition, then any other Partners may acquire such shares for its own account, and (ii) if the Partnership is unable to fund such acquisition on terms reasonably acceptable to both the General Partner and the APAX Limited Partner, then the Partners that wish to acquire such shares may do so jointly outside of the Partnership.

         (d) The General Partner will give the APAX Limited Partner notice of any indebtedness incurred by the Partnership within 20 days after the incurrence thereof.

         4.7 Registration of Shares. If so requested by the APAX Limited Partner, the Partnership shall use its reasonable best efforts to cause CME to effect as soon thereafter as reasonably practicable the registration under the Securities Act of the offer and sale by the APAX Limited Partner (or any APAX Permitted Transferee and any underwriter) of any Class A Shares held by the APAX Limited Partner (or any APAX Permitted Transferee) on customary terms and in accordance with the intended method or methods of disposition specified by the APAX Limited Partner (including, but not limited to, an offering on a delayed or continuous basis pursuant to Rule 415, or any successor rule to similar effect, promulgated under the Securities Act), and to cause CME to take such other customary actions related to such registration, including, without limitation, listing such shares for trading on any securities exchange or inter-dealer quotation system where Class A Shares are then listed or traded and registering or qualifying such shares under state securities laws. In addition, in connection with any registration by CME of Class A Shares under the Securities Act in a manner which would permit registration of Class A Shares owned by the APAX Limited Partner (or any APAX Permitted Transferee), the Partnership shall give its his reasonable best efforts to (i) subject to appropriate confidentiality restrictions, give prompt written notice to the APAX Limited Partner (or any APAX Permitted Transferee) of CME's intention to do so and (ii) arrange for "piggy back" registration, on customary terms, of any Class A Shares that the APAX Limited Partner (or any APAX Permitted Transferee) gives timely notice that it wishes to have registered.

                                   ARTICLE V
                                 CONTRIBUTIONS

         5.1 CME Shares. The Partners have contributed, or shall be deemed to have contributed, the following to the Partnership:

         General Partner                         63,729 Class B Shares

         APAX Limited Partner                    3,138,566 Class B Shares, and
                                                 29,999 Class A Shares

         Designated Limited Partner              1 Class A Share

         RIC                                     2,821,976 Class B Shares

         RIC Cayman                              63,729 Class B Shares

         RAJ                                     105,231 Class B Shares

         LAL                                     72,620 Class B Shares

         LWG                                     110,717 Class B Shares, and
                                                 30,000 Class A Shares

         5.2 Additional Contributions.

         (a) At Closing. On the date hereof, the Partners shall have contributed amounts equaling a pro rata division of the estimated expenses related to the closing of the transactions contemplated under this Agreement and the Purchase Agreement. Such contributed amounts shall be limited to the expenses of the Partnership associated with forming the partnership and shall be borne pro rata, not to exceed $100,000.

         (b) Annually. The Partners shall make capital contributions, pro rata, from time to time at the request of the General Partner in an aggregate amount not to exceed $100,000 annually to allow the Partnership to pay Partnership Expenses.

                                  ARTICLE VI
           CAPITAL ACCOUNTS; DISTRIBUTIONS; ALLOCATIONS; WITHHOLDING

         6.1 Capital Accounts. There shall be established on the books and records of the Partnership a capital account (a "Capital Account") for each Partner.

         6.2 Adjustments to Capital Accounts. As of the last day of each Period, the balance in each Partner's Capital Account shall be adjusted by (a) increasing such balance by (i) such Partner's pro rata share of each item of the Partnership's income and gain for such Period (allocated in accordance with Section 6.7) and (ii) the Contributions, if any, made by such Partner during such Period and (b) decreasing such balance by (i) the amount of cash or the Value of Securities or other property distributed to such Partner pursuant to this Agreement and (ii) such Partner's pro rata share of each item of the Partnership's loss and deduction for such Period (allocated in accordance with Section 6.7). Each Partner's Capital Account shall be further adjusted with respect to any special allocations or adjustments pursuant to this Agreement.

         6.3 Distributions Attributable to Ownership or Disposition of Class B Shares. Except as otherwise provided herein, Distributable Cash shall be distributed promptly after receipt thereof to the Partners pro rata.

         6.4 Distributions in Kind.

         (a) General. Any distribution in kind shall be made to the Partners pro rata. Prior to the dissolution and winding up of the Partnership, the General Partner may distribute only Marketable Securities or, in accordance with the provisions of Sections 4.4 and 4.5, Class A Shares or Class B Shares as distributions in kind. In the event that a distribution of any Other Securities occurs, such Securities shall be deemed to have been sold at their Value and the proceeds of such sale shall be deemed to have been distributed in the form of Distributable Cash to the Partners pursuant to this Article VI and
Article X. Distributions of Other Securities or other property shall be made in proportion to the aggregate amounts that would be distributed to each Partner pursuant to this Article VI and Article X, as determined by the General Partner. Subject to the preceding sentence, if a distribution consists of both cash and Securities or Securities of more than one class (with each lot of Securities with a separate basis or holding period being treated as a separate class of Securities), each Partner receiving such distribution shall, to the extent practicable, receive the same proportion of cash and Securities of each class being distributed. The General Partner may cause certificates evidencing any Securities to be distributed to be imprinted with legends as to such restrictions on Transfer as it may reasonably determine are necessary or appropriate, including legends as to applicable U.S. federal or state or non-U.S. securities laws or other legal or contractual restrictions, and may require any Partner to which Securities are to be distributed, as a condition to such distribution, to agree in writing (i) that such Partner shall not

Transfer such Securities except in compliance with such restrictions and (ii) to such other undertakings as the General Partner may reasonably determine are necessary or appropriate. Any distribution of Class B Shares (or Class A Shares issuable upon conversion of Class B Shares) to a Partner (including upon liquidation of the Partnership or pursuant to Section 4.4 or 4.5) shall be of (or in respect of) the specific lot or lots of Class B Shares or Class A Shares contributed or deemed to be contributed by such Partner, provided that pursuant to Section 4.4(d), the General Partner shall convert, or cause to be converted, Class B Shares into Class A Shares prior to any distribution to the APAX Limited Partner or any other Limited Partner that is not an RSL Permitted Transferee.

         (b) Legal, Regulatory or Contractual Restrictions Relating to Distributions in Kind. If any Partner would otherwise be distributed an amount of any Securities that would cause such Partner to own or control in excess of the amount of such Securities that it may lawfully own or control, would subject such Partner to any material regulatory filing or would raise material contractual, legal or regulatory issues for such Partner, the General Partner may (i) cause the Partnership, as agent for such Partner, to sell all or any portion of such Securities distributable to such Partner on behalf of such Partner or (ii) deposit such Securities in a trust established by the General Partner for the benefit and at the expense of such Partner (with voting control and other terms that are satisfactory to such Partner).

         6.5 Negative Capital Accounts. No Partner shall be required to make up a negative balance in its Capital Account.

         6.6 No Withdrawal of Capital. Except as otherwise expressly provided in this Agreement, no Partner shall have the right to withdraw capital from the Partnership or to receive any distribution of or return on such Partner's Contributions.

         6.7 Allocations to Capital Accounts. Except as otherwise provided herein, each item of income, gain, loss or deduction of the Partnership (determined in accordance with U.S. tax principles as applied to the maintenance of capital accounts) shall be allocated pro rata among the Capital Accounts of the Partners with respect to each Period, as of the end of such Period, in a manner that as closely as possible gives economic effect to Sections 6.2 through 6.6, Section 10.2 and the other relevant provisions of this Agreement. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations under Section 704(b) of the Code and, to the extent not inconsistent with the provisions of this Agreement, shall be interpreted and applied in a manner consistent with such Treasury Regulations.

         6.8 Tax Allocations and Other Tax Matters.

         (a) Tax Allocations. Each item of income, gain, loss or deduction recognized by the Partnership shall be allocated among the Partners for U.S. federal, state and local income tax purposes in the same manner that each such item is allocated to the Partners' Capital Accounts or as otherwise provided herein, provided that (i) the General Partner may adjust such allocations as long as such adjusted allocations have substantial economic effect or are in accordance with the interests of the Partners, in each case within the meaning of the Code and the Treasury Regulations (ii) such allocations shall take into account any adjustments to the tax basis of assets pursuant to sections 734 and 743 and (iii) in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, items of income, gain, loss and deduction with respect to any property contributed to the Partnership shall be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for U.S. federal income tax purposes and its fair market value using any method the General Partner may elect in good faith, so long as such method is permitted by the Treasury Regulations promulgated under Section 704(c) of the Code. Tax credits and tax credit recapture shall be allocated in accordance with the Partners' interests in the Partnership as provided in Treasury Regulations section 1.704-1(b)(4)(ii). All matters concerning allocations for U.S. federal, state, local and non-U.S. income tax purposes, including accounting procedures, not expressly provided for by the terms of this Agreement shall be determined in good faith by the General Partner. Except as provided in Section 6.8(c), all elections required or permitted to be made by the Partnership under any applicable tax law shall be made in good faith by the General Partner in its sole discretion; provided that the General Partner shall not make any election that requires the consent of the IRS nor any election outside of the ordinary course of business of the Partnership without the written consent of the APAX Limited Partner. A Limited Partner shall notify the General Partner in a timely manner of its intention to
(i) file a notice of inconsistent treatment under section 6222(b) of the Code,
(ii) file a request for administrative adjustment of Partnership items, (iii) file a petition with respect to any Partnership item or other tax matters involving the Partnership or (iv) enter into a settlement agreement with the Secretary of the Treasury with respect to any Partnership items. After any such notification, the General Partner shall determine in good faith whether or not to make such filing or enter into such agreement, as applicable and practicable, on behalf of the Partnership. The cost of any audits or adjustments of any Partner's tax return shall be borne solely by such Limited Partner.

         (b) Tax Matters Partner. The General Partner is hereby designated as the tax matters partner of the Partnership, in accordance with the Treasury Regulations promulgated pursuant to section 6231 of the Code and any similar provisions under any other state or local or non-U.S. tax laws. Each Limited Partner hereby consents to such designation and agrees that, upon the request of the General Partner, it will execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. Each Limited Partner shall have the right to participate in any administrative proceedings related to the determination of Partnership items at the Partnership level and shall be responsible for any expenses incurred in connection with such participation. The cost of any resulting audits or adjustments of a Limited Partner's tax return shall be borne solely by such Limited Partner.

         (c) Partnership for Tax Purposes; Tax Returns. The General Partner shall execute and file a U.S. Internal Revenue Service Form 8832 with an effective date as of the date of the formation of the Partnership, electing to classify the Partnership as a partnership pursuant to Treasury Regulations section 301.7701-3(a). The General Partner is hereby authorized to execute and file for all of the Partners such Form 8832 for all of the Partners and any comparable form or document required by any applicable state or local tax law for the Partnership to be classified as a partnership under such tax law. The Partnership shall make an election under Section 754 of the Code for the period including the date of the Closing. The General Partner is hereby authorized to execute and file all necessary documents to effect such election. The Partnership shall not elect to be treated as an association taxable as a corporation for U.S. federal, state or local income tax purposes under Treasury Regulations section 301.7701-3(a) or under any corresponding provision of state or local law. The Partnership shall not participate in the establishment of an "established securities market" (within the meaning of section 1.7704-1(b) of the Treasury Regulations) or a "secondary market or the substantial equivalent thereof" (within the meaning of section 1.7704-1(c) of the Treasury Regulations) or, in either case, the inclusion of interests in the Partnership thereon.

         6.9 Withholding.

         (a) General. Each Partner shall, to the fullest extent permitted by applicable law, indemnify and hold harmless the Partnership and the General Partner, and each Partner hereby agrees that the Partnership shall, to the fullest extent permitted by applicable law, similarly indemnify and hold harmless each other Covered Person hereby or pursuant to one or more separate indemnification agreements with such Covered Persons, in each case where such Covered Person is or is deemed to be the responsible withholding agent for U.S. federal, state, local or non-U.S. income tax purposes against all claims, liabilities and expenses of whatever nature relating to such Covered Person's obligation to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Partnership with respect to such Partner or as a result of such Partner's participation in the Partnership except for interest and penalties in cases in which such Covered Person's failure to withhold or pay over constituted Disabling Conduct or a willful disregard of any applicable laws or regulations by such Covered Person. If, pursuant to a separate indemnification agreement or otherwise, the Partnership shall indemnify or be required to indemnify any Covered Person against any claims, liabilities or expenses of whatever nature relating to such Covered Person's obligation to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by such Covered Person as a result of any Partner's participation in the Partnership, such Partner shall pay to the Partnership the amount of the indemnity paid or required to be paid except for interest and penalties in cases in which such Covered Person's failure to withhold or pay over constituted Disabling Conduct or a willful disregard of any applicable laws or regulations by such Covered Person. The Partnership and the General Partner shall use commercially reasonable efforts to reduce or eliminate any withholding or other taxes, and in the event that any action by a Limited Partner is required to reduce or eliminate such taxes, the Partnership shall timely so advise each such Limited Partner and give each such Limited Partner the opportunity to take any such action.

         (b) Authority to Withhold; Treatment of Withheld Tax. Notwithstanding any other provision of this Agreement, each Limited Partner hereby authorizes the Partnership and the General Partner to withhold and to pay over, or otherwise pay, any withholding or other taxes payable or required to be deducted by the Partnership or any of its Affiliates (pursuant to the Code or any provision of U.S. federal, state, local or non-U.S. tax law) with respect to such Partner or as a result of such Partner's participation in the Partnership (including as a result of a distribution in kind to such Partner). If and to the extent that the Partnership shall be required to withhold or pay any such withholding or other taxes, such Partner shall be deemed for all purposes of this Agreement to have received a payment from the Partnership as of the time that such withholding or other tax is withheld or required to be paid, whichever is earlier, which payment shall be deemed to be a distribution of Distributable Cash with respect to such Partner's interest in the Partnership to the extent that such Partner (or any successor to such Partner's interest in the Partnership) would have received a cash distribution but for such withholding. The General Partner shall provide to the Limited Partners evidence of the payment of any such withholding or other tax and any other documentation that the Limited partner may reasonably request with respect thereto. The General Partner shall use commercially reasonable efforts to assist the Limited Partners with any filings or proceedings to obtain a reduction or refund of such withholding or other taxes. The Partnership and the General Partner shall use commercially reasonable efforts to take all steps reasonably required or advisable (or reasonably requested by a Limited Partner) to reduce or eliminate the imposition of any withholding or other tax on income derived by the Partnership. To the extent that such payment exceeds the cash distribution that such Partner would have received but for such withholding, the General Partner shall notify such Partner as to the amount of such excess and such Partner shall make a prompt payment to the Partnership of such amount by wire transfer, which payment shall not constitute a Contribution and, consequently shall not increase the Capital Account of such Partner. The Partnership may hold back from any distribution to such Partner in kind property having a Value equal to the amount of such taxes until the Partnership has received payment of such amount.

         (c) Withholding Tax Rate. Any withholdings referred to in this Section
6.9 shall be made at the maximum applicable statutory rate under the applicable tax law unless the General Partner shall have received an opinion of counsel, or other evidence, satisfactory to the General Partner to the effect that a lower rate is applicable or that no withholding is applicable.

         (d) Withholding from Distributions to the Partnership. In the event that the Partnership receives a distribution or payment from or in respect of which tax has been withheld, the Partnership shall be deemed to have received cash in an amount equal to the amount of such withheld tax, and each Partner shall be deemed for all purposes of this Agreement to have received a payment from the Partnership as of the time of such distribution or payment equal to the portion of such amount that is attributable to such Partner's interest in the Partnership as determined in good faith by the General Partner, which payment shall be deemed to be a distribution of Distributable Cash pursuant to the relevant clause of Article VI to the extent that such Partner (or any successor to such Partner's interest in the Partnership) would have received a cash distribution but for such withholding. To the extent that such payment exceeds the cash distribution that such Partner would have received but for such withholding, the General Partner shall notify such Partner as to the amount of such excess and such Partner shall make a prompt payment to the Partnership of such amount by wire transfer, which payment shall not constitute a Contribution and, consequently, shall not increase the Capital Account of such Partner. In the event that the Partnership anticipates receiving a distribution or payment from which tax will be withheld in kind, the General Partner may elect to prevent such in-kind withholding by paying such tax in cash and may require each Partner in advance of such distribution to make a prompt payment to the Partnership by wire transfer of the amount of such tax attributable to such Partner's interest in the Partnership as equitably determined by the General Partner, which payment shall not constitute a Contribution and, consequently, shall not increase the Capital Account of such Partner.

         6.10 Overriding Limitations on Distributions. Notwithstanding any other provision of this Agreement, distributions shall be made in compliance with the Partnership Law and any other applicable law.

                                  ARTICLE VII
                  BOOKS AND RECORDS; REPORTS TO PARTNERS; ETC.

         7.1 Maintenance of Books and Records. The General Partner shall keep or cause to be kept at the address of the General Partner (or such other place as the General Partner shall determine, and if during the Term, shall advise the Limited Partner in writing) full and accurate accounts of the transactions of the Partnership in proper books and records of account, during the Term and for a period of at least four years thereafter, which shall set forth all information required by the Partnership Law. Such books and records shall be maintained on the basis utilized in preparing the Partnership's U.S. federal income tax return, incorporating the accrual method of accounting. Such information as is necessary to reconcile such books and records with U.S. generally accepted accounting principles shall also be maintained. Unless prohibited by legal restriction and subject to reasonable confidentiality undertakings, such books and records shall be available, upon two Business Days' notice to the General Partner, for inspection and copying at reasonable times during business hours by each Limited Partner or its duly authorized agents or representatives for any purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership.

         7.2 Information Regarding CME. To the fullest extent permitted by law, the General Partner will provide the Limited Partners with copies of all information concerning CME that the Partnership receives in its capacity as a shareholder of CME, as promptly as practicable following such receipt.

         7.3 Partnership Information. Except as provided herein or as required by law, the Limited Partners shall have no further rights to information about the Partnership.

         7.4 Tax Information. The General Partner shall use its reasonable best efforts to prepare and mail within 90 days after the end of each Fiscal Year, or as soon as practicable thereafter (subject to reasonable delays in the event of the late receipt by the Partnership of any necessary financial statements) to the Limited Partners (and each other Person that was a Limited Partner during such Fiscal Year or its legal representatives), U.S. Internal Revenue Service Schedule K-1, "Partner's Share of Income, Credits, Deductions, Etc.", or any successor schedule or form, for such Person.

                                 ARTICLE VIII
                                INDEMNIFICATION

         8.1 General. The Partnership shall and hereby does, to the fullest extent permitted by applicable law, indemnify and hold harmless each Covered Person from and against any and all claims, demands, liabilities, costs, expenses, damages, losses, suits, proceedings and actions, whether judicial, administrative, investigative or otherwise, of whatever nature, known or unknown, liquidated or unliquidated ("Claims"), that may accrue to or be incurred by any Covered Person, or in which any Covered Person may become involved, as a party or otherwise, or with which any Covered Person may be threatened, relating to or arising out of the investment or other activities of the Partnership, activities undertaken in connection with the Partnership, or otherwise relating to or arising out of this Agreement, including amounts paid in satisfaction of judgments, in compromise or as fines or penalties, and counsel fees and expenses incurred in connection with the preparation for or defense or disposition of any investigation, action, suit, arbitration or other proceeding (a "Proceeding"), whether civil or criminal (all of such Claims, amounts and expenses referred to in this Section 8.1 are referred to collectively as "Damages"), except to the extent that it shall have been determined ultimately by a court of competent jurisdiction that such Damages arose primarily from Disabling Conduct of such Covered Person. The termination of any Proceeding by settlement shall not, of itself, create a presumption that any Damages relating to such settlement or otherwise relating to such Proceeding arose primarily from Disabling Conduct of any Covered Person. The General Partner shall be authorized on behalf of the Partnership to enter into indemnification agreements containing terms no more favorable to the Covered Persons than those contained in this Section 8.1(a) with any of the Covered Persons from time to time.

         8.2 Expenses, etc. Reasonable expenses (including attorney's fees) incurred by a Covered Person in defense or settlement of any Claim that may be subject to a right of indemnification hereunder may be advanced by the Partnership to such Covered Person prior to the final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be determined ultimately by a court of competent jurisdiction that the Covered Person was not entitled to be indemnified hereunder. Judgments against the Partnership and the General Partner, in respect of which the General Partner is entitled to indemnification, shall first be satisfied from Partnership assets, including Contributions and Capital Accounts, before the General Partner is responsible therefor.

         8.3 Notices of Claims, etc. Promptly after receipt by a Covered Person of notice of the commencement of any Proceeding, such Covered Person shall, if a claim for indemnification in respect thereof is to be made against the Partnership, give written notice to the Partnership of the commencement of such Proceeding, provided that the failure of any Covered Person to give such notice as provided herein shall not relieve the Partnership of its obligations under this Section 8.3 except to the extent that the Partnership is actually prejudiced by such failure to give such notice. If any such Proceeding is brought against a Covered Person (other than a derivative suit in right of the General Partner in its capacity as General Partner of the Partnership), the General Partner (in its capacity as General Partner of the Partnership) will be entitled to participate in and to assume the defense thereof to the extent that the General Partner may wish, with counsel reasonably satisfactory to such Covered Person. After notice from the General Partner to such Covered Person of the General Partner's election to assume the defense of such Proceeding, the Partnership will not be liable for expenses subsequently incurred by such Covered Person in connection with the defense thereof. The General Partner (in its capacity as General Partner of the Partnership) will not consent to entry of any judgment or enter into any settlement of such Proceeding that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Covered Person of a release from all liability in respect to such Proceeding and the related Claim.

                                  ARTICLE IX
                                   TRANSFERS

         9.1 Transfers by Partners. Except as set forth in Sections 9.2 and 9.3, no Partner may Transfer all or any part of its interest in the Partnership, including any interest in the capital or profits of the Partnership and the right to receive distributions from the Partnership.

         9.2 Transfer to a Successor Limited Partnership. Subject to the consent of the General Partner, at the request of the APAX Limited Partner and provided that such Transfer would not produce detrimental tax or other consequences to any Partner, the Partners will Transfer all interests in the Partnership to a successor limited partnership, to which the Partnership would be a wholly owned subsidiary, governed on the same terms as provided herein, to be held jointly and solely by the Partners.

         9.3 Conditions to Transfer. A Partner may Transfer an interest in the Partnership subject to the satisfaction of the following conditions:

         (a) the Partner (the "Transferor") or the Person to whom such Transfer is to be made (a "Transferee") shall have undertaken to pay all reasonable expenses incurred by the Partnership in connection therewith (whether or not such proposed Transfer is consummated);

         (b) the General Partner (in the case of a Transfer by any Limited Partner) or the APAX Limited Partner (in the case of a Transfer by the General Partner) (such Partner, the "Approving Partner"), as the case may be, shall have been given at least 30 days' prior written notice of the proposed Transfer;

         (c) the Partnership shall have received from the Transferee and, in the case of clause (ii) below, from the Transferor to the extent specified by the Approving Partner, (i) such assignment agreement and other documents, instruments, certificates and representations as may be reasonably requested by the Approving Partner, pursuant to which such Transferee shall have agreed to be bound by this Agreement, including if requested a counterpart of this Agreement executed by or on behalf of such Transferee and (ii) such other documents, opinions, instruments and certificates as the Approving Partner shall have reasonably requested.

         (d) in the case of a Transfer (i) by the General Partner or a Lauder Limited Partner, the Transferee shall be an RSL Permitted Transferee, (ii) by the APAX Limited Partner or the Designated Limited Partner, the Transferee shall be an APAX Permitted Transferee, or (iii) to a Person providing financing to the Partnership, such Transferee shall be bona fide pledgee of interests in the Partnership. Notwithstanding the foregoing,

     Partnership interests may be transferred from one Partner to another or as provided in Section 9.2; and

         (e) in the case of a Transfer by a Limited Partner, the prior written consent of the General Partner to such Transfer shall have been obtained by such Limited Partner.


The Approving Partner may in its sole discretion waive any or all of the conditions set forth in this Section 9.1.

         9.4 Transfers in Violation of Agreement Not Recognized. Unless effected in accordance with and as permitted by this Agreement, no attempted Transfer or substitution shall be recognized by the Partnership. Any purported Transfer or substitution not effected in accordance with and as permitted by this Agreement shall, to the fullest extent permitted by law, be void and the Partnership shall recognize no rights of the purported Transferee, including the right to receive distributions (directly or indirectly) from the Partnership or to acquire an interest in the capital or profits of the Partnership.

         9.5 Tax Reporting. Promptly upon request therefor by the General Partner, a Transferee shall provide the General Partner with the information specified in section 1.743-1(k)(2) of the Treasury Regulations (or any successor provision) in the manner specified by such regulation, whether or not an election under section 754 of the Code is in effect with respect to the Partnership, and any other information reasonably requested by the General Partner in connection with adjustments made under section 743 of the Code or an election made under section 743(e) of the Code. If the General Partner informs the Transferee that the Partnership has made or is considering making an election to be treated as an "electing investment partnership" (within the meaning of section 743(e) of the Code), the Transferee shall (i) promptly upon request therefor by the General Partner, provide to the General Partner such information as shall enable the Partnership to comply with its obligations under section 6031(f) of the Code with respect to its Interest and (ii) cooperate with the General Partner to maintain that status and shall not take any action that would be inconsistent with the treatment of the Partnership as an "electing investment partnership" if such election is made. If the General Partner informs the Transferor that the Partnership has made or is considering making an election to be treated as an "electing investment partnership" (within the meaning of section 743(e) of the Code), the Transferor shall, promptly upon request therefor by the General Partner, provide to the General Partner such information as shall enable the Partnership to comply with its obligations under section 6031(f) of the Code with respect to the transferred Interest. If any Limited Partner is treated as a partnership for U.S. federal income tax purposes, it shall promptly furnish to the General Partner information regarding any Transfers of interests in such Limited Partner that could result in (A) a deemed Transfer of such Limited Partner's interest in the

Partnership or the Partnership's property for U.S. federal income tax purposes or (B) the Partnership being required to make any adjustments to tax basis of its property under section 734 or 743 of the Code.

                                   ARTICLE X
                 DISSOLUTION AND WINDING UP OF THE PARTNERSHIP

         10.1 Dissolution. Subject to the Partnership Law, there will be a dissolution of the Partnership (meaning that the business of the Partnership shall be discontinued) and its affairs shall be wound up upon the first to occur of any of the following events:

         (a) the expiration of the Term as provided in Section 1.5;

         (b) the Business Day following the date on which all capital stock acquired or agreed to be acquired by the Partnership has been sold or otherwise disposed of;

         (c) the withdrawal, removal, bankruptcy or dissolution and commencement of winding up of the General Partner, or the assignment by the General Partner of its entire interest in the Partnership (unless the Transferee is admitted as a replacement general partner of the Partnership pursuant to Section 9.1 and such replacement general partner meets the criteria specified in the Partnership Law), or the occurrence of any other event that causes the General Partner to cease to be a general partner of the Partnership under the Partnership Law, unless (i) at the time of the occurrence of such event there is at least one remaining general partner of the Partnership that meets the criteria specified in the Partnership Law and that is hereby authorized to and does (unanimously in the case of more than one general partner) elect to continue the business of the Partnership without dissolution or (ii) within 90 days after the occurrence of such event the Limited Partners agree in writing to continue the business of the Partnership and to the appointment, in accordance with the Partnership Law, of one or more additional general partners of the Partnership;

         (d) the entry of a decree of judicial dissolution under the Partnership Law; and

         (e) the determination by the General Partner to dissolve the Partnership for any other reason, provided that such dissolution occurs on or after August 31, 2009.

         10.2 Winding Up.

         (a) Distribution of Class A and Class B Shares. Upon the dissolution of the Partnership, the General Partner will cause the Partnership, as promptly as practicable, to distribute to the Partners, pro rata, all Class A Shares and Class B Shares held by the Partnership, provided that (x) the General Partner shall not distribute any Class B Shares to the APAX Limited Partner (or any APAX Permitted Transferee), or to any other Limited Partner that is not an RSL Permitted Transferee, and any Class B Shares that the APAX Limited Partner (or

APAX Permitted Transferee or such an other Limited Partner) would otherwise be entitled to receive shall be converted into Class A Shares prior to such distribution, (y) if the Partnership shall have incurred any indebtedness in accordance with Section 4.1(b) or 4.7 hereof, the General Partner shall notify each Partner of such occurrence and, at the option of each Partner, either (i) such Partner shall assume (and the Partnership shall be released from any obligation with respect to) such Partner's pro rata portion of such indebtedness, or (ii) the Partnership shall liquidate such number of Class A Shares and Class B Shares as is necessary to satisfy such Partner's pro rata share of such indebtedness prior to such distribution, and (z) if the General Partner reasonably determines, after consultation with the APAX Limited Partner, that it shall be necessary to retain and not distribute a number of Class A Shares or Class B Shares in order to satisfy any other obligations of the Partnership and the expenses of winding up (any such obligation and expenses, the "Retained Obligation"), the General Partner shall notify each Partner of such necessity and either, at the option of each Partner, (1) the Partnership shall retain, and not distribute, such number of Class A Shares or Class B Shares equal to such Partner's pro rata portion of such Retained Obligation as necessary to satisfy such Partner's pro rata portion of the Retained Obligation (any such shares, "Retained Shares") or (2) each such Partner shall otherwise provide credit worthy support (such support to be reasonably acceptable to the General Partner) for the Retained Obligation.

         (b) Liquidation of Remaining Assets; Application and Distribution of Proceeds. After giving effect to Section 10.2(a), the General Partner shall use its commercially reasonable efforts to liquidate the Retained Shares and all other assets of the Partnership in a prompt and orderly manner, the proceeds of which shall be distributed in the following order of priority:

         (i) First, to (A) creditors in satisfaction of the debts and liabilities of the Partnership (other than any loans or advances that may have been made by any of the Partners to the Partnership), (B) the expenses of liquidation, and (C) the establishment of any reasonable reserves (which may be funded by a liquidating trust) to be established by the General Partner in amounts reasonably determined by it to be necessary for the payment of the Partnership's expenses, liabilities and other obligations (whether fixed or contingent); and

         (ii) Second, to the Partners in accordance with Article VI.

         (c) Time for Liquidation, etc. A reasonable time period shall be allowed for the orderly winding up and liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partner to seek to minimize potential losses upon such liquidation. The provisions of this Agreement shall remain in full force and effect during the period of winding up and until the filing of a Notice of Dissolution of the

Partnership with the Registrar of Exempted Limited Partnerships as provided in
Section 10.3.

         10.3 Notice of Dissolution. Upon completion of the actions contemplated by Section 10.2, the General Partner shall execute, acknowledge and cause to be filed a Notice of Dissolution with the Registrar of Exempted Limited Partnerships of the Cayman Islands.

                                  ARTICLE XI
                                 MISCELLANEOUS

         11.1 Amendments. The terms and provisions of this Agreement may be waived, modified or amended only with the written consent of each of the General Partner and the Limited Partners, provided that the General Partner may, without the consent of the Limited Partners (but following consultation with the APAX Limited Partner):

         (i) enter into agreements with Persons that are permitted Transferees pursuant to the terms of this Agreement, providing in substance that such Transferees will be bound by this Agreement;

         (ii) amend this Agreement as may be required to implement permitted Transfers of interests of Partners;

         (iii) amend this Agreement (A) to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the Securities and Exchange Commission, the Internal Revenue Service or any other U.S. federal, state or non-U.S. governmental agency, or in any U.S. federal, state or non-U.S. statute, compliance with which the General Partner deems to be in the best interest of the Partnership, or (B) to change the name of the Partnership; and

         (iv) amend this Agreement as may be necessary or advisable to comply with any anti-money laundering or anti-terrorist laws, rules, regulations, directives or special measures.

         11.2 Notices. All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement shall be in writing and shall be deemed validly given upon personal delivery or one day later being sent by overnight courier service or by telecopy (so long as for notices or other communications sent by telecopy, the transmitting telecopy machine records electronic conformation of the due transmission of the notice), at the following address or telecopy number, or at such other address or telecopy number as a party may designate to the other parties:

         (a) if to the General Partner, at its address set forth in the first sentence of Section 1.3(b), with copies to:

                  Ronald S. Lauder
                  767 Fifth Avenue, Suite 4200
                  New York, New York 10153
                  Telecopy: (212) 572-4093

         and

                  Debevoise & Plimpton LLP
                  919 Third Avenue
                  New York, New York 10022
                  Attn: Gregory V. Gooding
                  Telecopy: (212) 909-6836

         (b) if to the APAX Limited Partner, to:

                  Adele (Guernsey) L.P.
                  13-15 Victoria Road
                  St. Peter Port,
                  Guernsey, Channel Islands
                  Attn: Connie Helyar
                  Telecopy: 44 1381 716 574

         with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York 10036
                  Attn: Lou R. Kling
                        Howard L. Ellin
                  Telecopy: (917) 777-2438

         (c) if to RIC, RIC Cayman or RAJ, to:

                  Ronald S. Lauder
                  767 Fifth Avenue, Suite 4200
                  New York, New York 10153
                  Telecopy:  (212) 572-4093
         with a copy to:

                  Debevoise & Plimpton LLP
                  919 Third Avenue
                  New York, New York 10022
                  Attn: Gregory V. Gooding
                  Telecopy: (212) 909-6836

         (d) if to LAL or LWG, to:

                  Leonard A. Lauder
                  767 Fifth Avenue, Suite 4000
                  New York, NY 10153
                  Telecopy:  (212) 572-6746

         with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, NY 10153
                  Attn: Jeffrey J. Weinberg
                  Telecopy: (212) 310-8007

         11.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be to be deemed an original and all of which together shall be deemed to be one and the same instrument.

         11.4 Table of Contents and Headings. The table of contents and the headings of the articles, sections and subsections of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof or affect the interpretation hereof.

         11.5 Successors and Assigns. This Agreement shall inure to the benefit of the Partners, and shall be binding upon the parties, and, subject to Article IX, their respective successors, permitted assigns, heirs and legal representatives.

         11.6 Severability. Every term and provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

         11.7 Further Actions. Each Limited Partner shall execute and deliver such other certificates, agreements and documents, and take such other actions, as may reasonably be requested by the General Partner in connection with the formation of the Partnership and the achievement of its purposes or to give effect to the provisions of this Agreement, in each case as are not inconsistent with the terms and provisions of this Agreement, including any documents that the General Partner determines to be necessary or appropriate to form, qualify or continue the Partnership as a limited partnership in all jurisdictions in which the Partnership conducts or plans to conduct its investment and other activities and all such agreements, certificates, tax statements and other documents as may be required to be filed by or on behalf of the Partnership.

         11.8 Determinations of the Partners. To the fullest extent permitted by law and notwithstanding any other provision of this Agreement or in any other agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever in this Agreement a Partner is permitted or required to make a decision in its "sole discretion", such Partner shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or any other Person, provided that each Partner shall always exercise such discretion, and otherwise act under this Agreement, in good faith. If any questions should arise with respect to the operation of the Partnership that are not specifically provided for in this Agreement or the Partnership Law, or with respect to the interpretation of this Agreement, the General Partner is hereby authorized to make a final determination with respect to any such question and to interpret this Agreement in good faith, and its determination and interpretation so made shall be final and binding on all parties, absent manifest error.

         11.9 Non-Waiver. No provision of this Agreement shall be deemed to have been waived unless such waiver is given in writing, and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor such waiver was given.

         11.10 Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE CAYMAN ISLANDS.

         11.11 Confidentiality.

         (a) Each Partner, acting on its own behalf and on behalf of its Affiliates, agrees that it will hold in strict confidence all information disclosed in connection with this Agreement, including its existence and any information relating to the Partnership, and will not disclose the same to any Person other than a RSL Permitted Transferee, an APAX Permitted Transferee or other financial investors which are investors in any of the APAX Permitted Transferees (provided that no material non-public information with respect to

CME will be disclosed unless the recipient is party to a confidentiality agreement) without the prior written consent of the other Partner unless (i) such information is already, or becomes, publicly available, through no fault of the Partner seeking to disclose such information; (ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent required for the consummation of the transactions contemplated in this Agreement under applicable laws or regulations; or (iii) requested or required to disclose such information by law or regulation, by any court or other judicial authority or pursuant to any enquiry or investigation by any governmental authority which is lawfully entitled to require any such disclosure, and then the Partner so requested or required shall provide the other Partner with prompt notice of such request or requirement and to the full extent possible before such disclosure. The parties hereto receiving the above mentioned notice may then either seek appropriate protective relief from all or part of such request or requirement, including confidential treatment of any such disclosure if required, or waive the disclosing Partner's compliance with this Agreement with respect to all or part of such request or requirement. The disclosing Partner will cooperate with the attempts of any party hereto to obtain any protective relief which it chooses to seek. If, after any such party has had a reasonable opportunity to seek such relief, it fails to obtain such relief, and, in the opinion of counsel for the Partner seeking to disclose such information, such Partner is legally compelled to disclose any confidential information to such governmental authority, then such Partner may disclose that portion of confidential information which counsel to such Partner advises that it must disclose.

         (b) The General Partner and the APAX Limited Partner shall consult with each other and shall obtain the consent of the other party prior to issuing or causing the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning the transactions contemplated by, this Agreement, except as may be required by applicable Law or legal process.

         11.12 Survival of Certain Provisions. Notwithstanding anything herein to the contrary, the obligations of each Partner pursuant to Sections 6.9 and
11.11 and Article VIII, and any obligation of the APAX Limited Partner pursuant to Section 4.4(d), shall survive the termination or expiration of this Agreement and the dissolution, winding up and termination of the Partnership.

         11.13 Waiver of Partition. Except as may otherwise be provided by law in connection with the dissolution, winding up and liquidation of the Partnership, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Partnership's property.

         11.14 Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements, understandings, statements, representations and warranties, oral or written, express or implied, between the parties and their respective affiliates, representatives and agents in respect of the subject matter of this Agreement.

         11.15 No Third-Party Beneficiaries. The provisions of this Agreement are intended solely to benefit the Partners and Covered Persons and, to the fullest extent permitted by applicable law, shall not be construed as conferring any legal or equitable right, remedy, claim or benefit upon any creditor of the Partnership (and no such creditor shall be a third party beneficiary of this Agreement), any Partner or any other Person and no Partner nor any Covered Person shall have any duty or obligation to any creditor of the Partnership to make any contributions to the Partnership pursuant to any provision of this Agreement.

         11.16 Currency. The term "dollar" and the symbol "$," wherever used in this Agreement, shall mean the United States dollar.

         11.17 Compliance with Anti-Money Laundering Requirements. Notwithstanding any other provision of this Agreement to the contrary, the General Partner, in its own name and on behalf of the Partnership, shall be authorized without the consent of any Person, including any other Partner, to take such action as it determines in its sole discretion to be necessary or advisable to comply with any anti-money laundering or anti-terrorist laws, rules, regulations, directives or special measures.

         11.18 Counsel. The Limited Partner hereby acknowledges and agrees that Debevoise & Plimpton LLP and any other law firm retained by the General Partner in connection with the organization of the Partnership, the offering of interests in the Partnership, the management and operation of the Partnership, or any dispute between the General Partner and any Limited Partner, is acting as counsel to the General Partner and as such does not represent or owe any duty to the Limited Partners in connection with such retention.

         11.19 Submission to Jurisdiction; Venue; Waiver of Jury Trial. Unless the General Partner otherwise agrees in writing, any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York, and, by execution and delivery of this Agreement, each Partner hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the aforesaid courts, and hereby further irrevocably waives, to the fullest extent permitted by applicable law, its rights to plead or claim and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. UNLESS THE GENERAL PARTNER OTHERWISE AGREES IN WRITING, EACH PARTNER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES,

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a Deed on the date first above written.


                                      RSL INVESTMENT LLC, as general partner


                                      By: /s/ Jacob Z. Schuster
                                          ---------------------------
                                          Name:  Jacob Z. Schuster
                                          Title: Executive Vice President


                                      In the presence of:


                                      By: /s/ Donna O'Leary
                                          ---------------------------
                                          Name: Donna O'Leary
                                          Witness


                                      RSL INVESTMENTS CORPORATION, as limited
                                      partner


                                      By: /s/ Jacob Z. Schuster
                                          --------------------------
                                          Name:  Jacob Z. Schuster
                                          Title: President


                                      In the presence of:


                                      By: /s/ Donna O'Leary
                                          ---------------------------
                                          Name: Donna O'Leary
                                          Witness

                                      RAJ FAMILY PARTNERS, L.P., as limited
                                      partner


                                      By: /s/ Jacob Z. Schuster
                                          ---------------------------
                                          Name: Jacob Z. Schuster
                                          Title:


                                      In the presence of:


                                      By: /s/ Donna O'Leary
                                          ---------------------------
                                          Name: Donna O'Leary
                                          Witness

                                      LEONARD A. LAUDER, as limited partner


                                      /s/ Leonard A. Lauder
                                      ---------------------


                                      In the presence of:


                                      By: /s/ Lisa Wagner
                                          -------------------------
                                          Name:  Lisa Wagner
                                          Witness


                                      LWG FAMILY PARTNERS, L.P., as limited
                                      partner


                                      By: /s/ Leonard A. Lauder
                                          ---------------------------
                                          Name:   Leonard A. Lauder
                                          Title:  President LWG Family
                                                  Corporation its
                                                  Managing Member


                                      In the presence of:


                                      By: /s/ Lisa Wagner
                                          ---------------------------
                                          Name:  Lisa Wagner
                                          Witness

                                      ADELE (GUERNSEY) L.P.

                                      By: ADELE (GUERNSEY) GP LTD, acting in
                                      its capacity as manager of Adele
                                      (Guernsey) L.P.


                                      By: /s/ Connie Helyar
                                          -----------------------------
                                          Name:  Connie Helyar
                                          Title: Director


                                      In the presence of:


                                      By: /s/ Simon March
                                          -----------------------------
                                          Name:   Simon March
                                          Witness


                                      RICHARD RICH, as Limited Partner


                                      /s/ Richard Rich
                                      ------------------------------


                                      In the presence of:


                                      By: /s/ Samara Ebanks
                                          --------------------------
                                          Name:  Samara Ebanks
                                          Witness